                                                                     EXHIBIT 4.5



                             RELIANT RESOURCES, INC.
                               UNION SAVINGS PLAN

                   (As Established Effective January 1, 2002)

                   RELIANT RESOURCES, INC. UNION SAVINGS PLAN
                   (As Established Effective January 1, 2002)

                                      INDEX

                                                                                                                 Page
                                                                                                                 ----
ARTICLE I           DEFINITIONS...................................................................................1

ARTICLE II          ADMINISTRATION OF THE PLAN....................................................................8
         2.1        Appointment of Committee......................................................................8
         2.2        Records of Committee..........................................................................8
         2.3        Committee Action..............................................................................8
         2.4        Committee Disqualification....................................................................8
         2.5        Committee Compensation and Expenses...........................................................8
         2.6        Committee Liability...........................................................................8
         2.7        Committee Determinations......................................................................9
         2.8        Information from Employer....................................................................10
         2.9        Uniform Administration.......................................................................10
         2.10       Reporting Responsibilities...................................................................11
         2.11       Disclosure Responsibilities..................................................................11
         2.12       Quarterly Statements.........................................................................11
         2.13       Allocation of Responsibility Among Fiduciaries for Plan and Trust
                    Administration...............................................................................11
         2.14       Annual Audit.................................................................................12
         2.15       Presenting Claims for Benefits...............................................................12
         2.16       Claims Review Procedure......................................................................13
         2.17       Disputed Benefits............................................................................14

ARTICLE III         PARTICIPATION IN THE PLAN....................................................................15
         3.1        Eligibility of Employees.....................................................................15
         3.2        Employee Information.........................................................................15
         3.3        Notification of Eligible Employees...........................................................15
         3.4        Application by Participants to Make Pre-Tax and/or After-Tax Contributions...................15
         3.5        Service Defined..............................................................................16
         3.6        Commencement and Termination of Service......................................................17
         3.7        Break In Service.............................................................................18
         3.8        Effect of Re-employment Prior to a Break In Service..........................................18
         3.9        Effect of Re-employment After a Break In Service.............................................18
         3.10       Vesting Service..............................................................................19
         3.11       Transferred Participants.....................................................................19

ARTICLE IV          CONTRIBUTIONS TO THE PLAN....................................................................21
         4.1        Employer Contributions.......................................................................21
         4.2        Pre-Tax Contributions........................................................................24
         4.3        After-Tax Contributions......................................................................25
         4.4        Actual Deferral Percentage...................................................................26
         4.5        Actual Deferral Percentage Limits............................................................27
         4.6        Reduction of Pre-Tax Contribution Rates by Leveling Method...................................28
         4.7        Increase in Pre-Tax Contribution Rates.......................................................28
         4.8        Excess Pre-Tax Contributions.................................................................28
         4.9        Contribution Percentage......................................................................30
         4.10       Contribution Percentage Limits...............................................................31
         4.11       Treatment of Excess Aggregate Contributions..................................................31
         4.12       Multiple Use of Alternative Limitation Shall Not Apply.......................................33
         4.13       Employer Matching Contributions and Pre-Tax Contributions to Be Tax
                    Deductible...................................................................................33
         4.14       Maximum Allocations..........................................................................33
         4.15       Refunds to Employer..........................................................................33
         4.16       Rollover Contributions.......................................................................33

ARTICLE V           PARTICIPANTS' ACCOUNTS.......................................................................36
         5.1        Trust Accounts...............................................................................36
         5.2        Valuation of Trust Fund......................................................................37
         5.3        Allocation to Accounts.......................................................................37
         5.4        Maximum Annual Additions.....................................................................39

ARTICLE VI          PARTICIPANTS' BENEFITS.......................................................................45
         6.1        Termination of Service.......................................................................45
         6.2        Disability of Participants...................................................................45
         6.3        Death of Participants........................................................................45
         6.4        Retirement of Participants on or After Retirement Date.......................................47
         6.5        In-Service Distributions.....................................................................47
         6.6        Payments of Benefits.........................................................................47
         6.7        Payment of Distribution Directly to Eligible Retirement Plan.................................51
         6.8        Participation Rights Determined as of Valuation Date Coinciding with or
                    Preceding Termination of Employment..........................................................53
         6.9        Treatment of Non-Vested Account Balances upon Termination of Service.........................53
         6.10       Required Minimum Distributions...............................................................54
         6.11       Unclaimed Benefits...........................................................................54
         6.12       Optional Forms of Benefits...................................................................55

ARTICLE VII         WITHDRAWALS AND LOANS........................................................................56
         7.1        Hardship Withdrawals.........................................................................56
         7.2        Account Withdrawals..........................................................................58
         7.3        Loans........................................................................................59

ARTICLE VIII        INVESTMENT DIRECTIONS........................................................................60
         8.1        Investment of Trust Fund.....................................................................60
         8.2        Voting of Company Stock and CenterPoint Common Stock; Exercise of
                    Other Rights.................................................................................61

ARTICLE IX          TRUST AGREEMENT AND TRUST FUND...............................................................63
         9.1        Trust Agreement..............................................................................63
         9.2        Benefits Paid Solely from Trust Fund.........................................................63
         9.3        Committee Directions to Trustee..............................................................63
         9.4        Trustee's Reliance on Committee Instructions.................................................63
         9.5        Authority of Trustee in Absence of Instructions from the Committee...........................63
         9.6        Compliance with Exchange Act Rule 10(b)(18)..................................................63

ARTICLE X           ADOPTION OF PLAN BY OTHER CORPORATIONS, AMENDMENT
                    AND TERMINATION OF THE PLAN, AND DISCONTINUANCE OF
                    CONTRIBUTIONS TO THE TRUST FUND..............................................................65
         10.1       Adoption by Employers........................................................................65
         10.2       Continuous Service...........................................................................66
         10.3       Amendment of the Plan........................................................................66
         10.4       Termination of the Plan......................................................................67
         10.5       Distribution of Trust Fund on Termination....................................................67
         10.6       Effect of Discontinuance of Contributions....................................................67
         10.7       Merger of Plan with Another Plan.............................................................67

ARTICLE XI          MISCELLANEOUS PROVISIONS.....................................................................69
         11.1       Terms of Employment..........................................................................69
         11.2       Controlling Law..............................................................................69
         11.3       Invalidity of Particular Provisions..........................................................69
         11.4       Non-Alienability of Rights of Participants...................................................69
         11.5       Payments in Satisfaction of Claims of Participants...........................................70
         11.6       Payments Due Minors and Incompetents.........................................................70
         11.7       Acceptance of Terms and Conditions of Plan by Participants...................................70
         11.8       Impossibility of Diversion of Trust Fund.....................................................70

                   RELIANT RESOURCES, INC. UNION SAVINGS PLAN
                   (As Established Effective January 1, 2002)

                                    Recitals

                  WHEREAS, effective as of January 1, 2002, Reliant Resources, Inc., a Delaware corporation (the "Company"), authorizes and directs (i) the establishment of a new savings plan under Sections 401(a) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), that is a profit sharing plan under Code Section 401(a)(27) and includes a cash or deferred arrangement under Code Section 401(k), to provide benefits for certain eligible employees whose employment is covered by a collective bargaining agreement, in the form of the Reliant Resources, Inc. Union Savings Plan (the "Plan"), and (ii) the establishment of a trust (the "Trust") pursuant to an agreement by and between the Company and The Vanguard Group, as trustee, for the exclusive benefit of the participants in the Plan, with such Trust intended to form a part of the Plan.

                  WHEREAS, pursuant to certain merger instruments, the Company authorized and directed that (i) the Reliant Energy New Jersey Holdings, LLC Savings Plan for IBEW Local 327 ("Local 327 Savings Plan"), Reliant Energy Mid-Atlantic Savings Plan for IBEW Local 459 ("Local 459 Savings Plan") and Reliant Energy Mid-Atlantic Power Holdings, LLC Savings Plan for IBEW Local 777 ("Local 777 Savings Plan") (collectively, the "REMA Union Plans") be consolidated with, merged into, and continued in the form of the Plan as of the Effective Date of the Plan; and (ii) all assets held under the separate trusts for each of the REMA Union Plans for the benefit of the participants in the REMA Union Plans be merged with all the assets held under the Trust for the benefit of the participants in the Plan.

                  WHEREAS, from and after January 1, 2002, the REMA Union Plans and the Plan shall constitute a "single plan" within the meaning and purview of
Section 414(l) of the Code, with the Plan being the surviving plan for all legal purposes, including reporting and disclosure under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  WHEREAS, the Plan and Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code and ERISA, as either may be amended from time to time.

                  NOW, THEREFORE, the Company hereby establishes the Plan in the form of, and by the adoption of, the Plan as herein set forth, effective January 1, 2002, except as otherwise indicated herein, to read as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  As used in the Plan, the following words and phrases shall have the following meanings unless the context clearly requires a different meaning:

                  ACCOUNT: Any of the accounts maintained for a Participant pursuant to Section 5.1, or all such accounts collectively, as the context requires.

                  AFFILIATE: A corporation or other trade or business which, together with an Employer, is "under common control" within the meaning of
Section 414(b) or (c), as modified by Section 415(h) of the Code; any organization (whether or not incorporated) which is a member of an "affiliated service group" (within the meaning of Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                  AFTER-TAX CONTRIBUTIONS: Any amount contributed by a Participant to the Trust Fund from his Compensation as "After-Tax Matched Contributions" and "After-Tax Unmatched Contributions" pursuant to Section 4.3.

                  AFTER-TAX CONTRIBUTION ACCOUNT: The account or accounts maintained for each Participant to reflect his After-Tax Matched Contributions and After-Tax Unmatched Contributions, and adjustments relating thereto made pursuant to the provisions of the Plan.

                  ANNUITY STARTING DATE: The first day of the first month for which an amount is paid as an annuity or any other form.

                  BENEFICIARY: Such natural person or persons, or the trustee of an inter vivos trust for the benefit of natural persons, entitled to receive a Participant's death benefits under the Plan, as provided in Section 6.3 hereof.

                  BENEFIT PROGRAM I PARTICIPANT: A Participant who is a Non-Grandfathered 327 Employee, Non-Grandfathered 459 Employee, Local 47 Employee or such other Employee as determined by the Committee, in its sole discretion, from time to time.

                  BENEFIT PROGRAM II PARTICIPANT: A Participant who is a Grandfathered 327 Employee, Grandfathered 459 Employee or a Local 777 Employee.

                  BENEFIT PROGRAM III PARTICIPANT: A Participant who is a Local 66 Employee.

                  BOARD: The Board of Directors of the Company.

                  CENTERPOINT COMMON STOCK: Common Stock of (i) Reliant Energy, Inc., a Texas corporation, prior to the reorganization of Reliant Energy, Inc., and (ii) CenterPoint

Energy, Inc., a Texas corporation, on and after such reorganization date, which is readily tradable on an established securities market.

                  CENTERPOINT COMMON STOCK FUND: An Investment Fund established to hold any shares of CenterPoint Common Stock transferred, pursuant to a plan-to-plan transfer entered into by the Company and the sponsor of the REI Savings Plan, to the Trust directly from the trust for the REI Savings Plan with respect to the Accounts of Participants who were former participants in the REI Savings Plan.

                  CODE: The Internal Revenue Code of 1986, as amended.

                  COLLECTIVE BARGAINING AGREEMENT: Collectively or separately, depending on the context used, the collective bargaining agreements (or any other agreements) by and between an Employer (or Affiliate) and (1) International Brotherhood of Electrical Workers, AFL-CIO ("IBEW"), Local 47, (2) IBEW Local 66, (3) IBEW Local 327, (4) IBEW Local 459 and/or (5) IBEW Local 777, providing for participation in the Plan by eligible Employees covered under the Collective Bargaining Agreements, together with any renewals, modifications or amendments thereof, or any successor agreements thereto.

                  COMMITTEE: The Benefits Committee as described in Article II and, in regard to any provision of this Plan under which an agent has been appointed by the Benefits Committee pursuant to Article II to administer such provision of this Plan, such agent.

                  COMPANY: Reliant Resources, Inc., a Delaware corporation, or a successor to Reliant Resources, Inc. in the ownership of substantially all of its assets.

                  COMPANY STOCK: Common stock of the Company, which is readily tradable on an established securities market.

                  COMPENSATION:

                  (a) With respect to a Benefit Program II Participant, Compensation means the total cash base salary and wages paid to an Employee by an Employer for any Plan Year, including annual bargaining incentive awards, but specifically excluding any overtime pay, bonuses, commissions and any other extra compensation.

                  (b) With respect to a Benefit Program I Participant or Benefit Program III Participant, total cash compensation actually paid for personal services to an Employee by an Employer for any Plan Year, including salaries, wages, commissions, overtime pay, performance-based bonuses paid in cash, and any other payments of compensation in cash that would be subject to tax under Code Section 3101(a), without the dollar limitations of Code Section 3121(a)(1), but specifically excluding (i) expense allowances; (ii) benefits received under the Long-Term Disability Plan of an Employer; (iii) contributions of the Employer to or benefits under this Plan or any other welfare or deferred compensation plan not expressly included above; and (iv) any payments made in connection with a Participant's termination of employment or severance pay.

                  (c) For purposes of the Plan, Compensation shall also include amounts excludable from gross income by reason of Code Sections 125, 402(e)(3), 402(h) or 403(b), but shall be limited for all purposes under the Plan to $200,000 (or such other amount provided under Code Section 401(a)(17)), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B). The Compensation of the respective Employees and Participants as reflected by the books and records of the Employer shall be conclusive.

                  CONTRIBUTION: Any amount contributed to the Trust Fund pursuant to the provisions of this Plan by the Employer or by a Participant from his Compensation, including After-Tax Matched Contributions, After-Tax Unmatched Contributions, Pre-Tax Matched Contributions, Pre-Tax Unmatched Contributions, Employer Matching Contributions and Profit Sharing Contributions.

                  DISABILITY: A disability incurred by a Participant that satisfies the requirements of Section 6.2.

                  EFFECTIVE DATE: January 1, 2002, except as otherwise provided in specific provisions of the Plan.

                  EMPLOYEE: Any person who renders services to an Employer or an Affiliate in the status of an employee, as the term is defined in Code Section 3121(d), including any Leased Employee performing services for any Employer.

                  EMPLOYER: The Company (including its successors) and any other eligible entity or organization that has adopted this Plan pursuant to the provisions of Article X, and the successors, if any, to such entity or organization.

                  EMPLOYER CONTRIBUTIONS: Collectively, the Employer Matching Contributions and Profit Sharing Contributions.

                  EMPLOYER MATCHING CONTRIBUTIONS: Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.1.

                  EMPLOYER MATCHING ACCOUNT: The account maintained for each Participant to reflect his Employer Matching Contributions, and adjustments relating thereto made pursuant to the provisions of the Plan.

                  ERISA: The Employee Retirement Income Security Act of 1974 (Public Law No. 93-406), as amended from time to time.

                  FIDUCIARIES: The Employer, the Committee, the Trustee, and any other person designated as a Fiduciary with respect to the Plan or the Trust Agreement, but only with respect to the specific responsibilities of each as described in Section 2.13 hereof. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

                  GRANDFATHERED LOCAL 327 EMPLOYEE: A Local 327 Employee who (1) was an active participant in the Local 327 Savings Plan as of November 1, 2001,
(2) will be age 40 or older as of December 31, 2002, (3) was a "Grandfathered Participant" under the Local 327 Savings Plan immediately prior to the Effective Date and (4) is eligible to participate in the Plan as of the Effective Date, for so long as such Employee is continuously a Local 327 Employee on and after the Effective Date.

                  GRANDFATHERED LOCAL 459 EMPLOYEE: A Local 459 Employee who (1) was an active participant in the Local 459 Savings Plan as of July 24, 2001, (2) will be age 40 or older as of December 31, 2002, (3) was a "Grandfathered Participant" under the Local 459 Savings Plan immediately prior to the Effective Date and (4) is eligible to participate in the Plan as of the Effective Date, for so long as such Employee is continuously a Local 459 Employee on and after the Effective Date.

                  INVESTMENT FUND: One or more investment alternatives designated by the Committee pursuant to the Plan and Trust Agreement as alternatives in which Participants may elect to invest their Accounts.

                  INVESTMENT MANAGER: The Investment Manager, if any, appointed by the Committee under the Trust Agreement, as such term is defined by Section 3(38) of ERISA.

                  LEASED EMPLOYEE: Each person who is not an employee of the Employer or an Affiliate but who performs services for the Employer or an Affiliate pursuant to a leasing agreement (oral or written) between the Employer or an Affiliate and any leasing organization, provided that such person has performed such services for the Employer or an Affiliate or for related persons (within the meaning of Section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are performed under primary direction or control by the Employer or an Affiliate. Notwithstanding the preceding sentence, the term "Leased Employee" does not include individuals described in Section 414(n)(5) of the Code.

                  LEAVE FOR BUSINESS AND CIVIC REASONS: The period of an "Authorized Absence" (as defined in Section 3.5) taken in order to hold an office or position in a business or civic organization which has been approved by the Committee.

                  LOCAL 47 EMPLOYEE: An Employee who is covered under a Collective Bargaining Agreement with IBEW Local 47.

                  LOCAL 66 EMPLOYEE: An Employee who is covered under a Collective Bargaining Agreement with IBEW Local 66.

                  LOCAL 327 EMPLOYEE: An Employee who is covered under a Collective Bargaining Agreement with IBEW Local 327.

                  LOCAL 459 EMPLOYEE: An Employee who is covered under a Collective Bargaining Agreement with IBEW Local 459.

                  LOCAL 777 EMPLOYEE: An Employee who is covered under a Collective Bargaining Agreement with IBEW Local 777.

                  LOCAL 327 SAVINGS PLAN: The Reliant Energy New Jersey Holdings, LLC Savings Plan for IBEW Local 327, as established effective May 12, 2000, as subsequently amended, as in effect on December 31, 2001.

                  LOCAL 459 SAVINGS PLAN: The Reliant Energy Mid-Atlantic Savings Plan for IBEW Local 459, as established effective May 12, 2000, as subsequently amended, as in effect on December 31, 2001.

                  LOCAL 777 SAVINGS PLAN: The Reliant Energy Mid-Atlantic Power Holdings, LLC Savings Plan for IBEW Local 777, as established effective May 12, 2000, as subsequently amended, as in effect on December 31, 2001.

                  NON-GRANDFATHERED LOCAL 327 EMPLOYEE: A Local 327 Employee who is not a Grandfathered Local 327 Employee.

                  NON-GRANDFATHERED LOCAL 459 EMPLOYEE: A Local 459 Employee who is not a Grandfathered Local 459 Employee.

                  PARTICIPANT: An Employee who, pursuant to the provisions of
Article III hereof, has met the eligibility requirements and is participating in the Plan. A former Employee shall be deemed a Participant under the Plan as long as he has an Account in the Trust Fund that has not been forfeited under Section
6.9 and will be entitled to exercise all the rights and privileges granted active Employees who are Participants except as otherwise specifically provided in the case of contributions to the Plan under Article IV and Participant loans under Section 7.3 hereof.

                  PLAN: The Reliant Resources, Inc. Union Savings Plan set forth herein, which is intended to constitute a profit-sharing plan under Section 401(a)(27) of the Code and includes a cash or deferred arrangement under Section 401(k) of the Code, including all subsequent amendments hereto.

                  PLAN YEAR: The 12-month period commencing on January 1 and ending on December 31.

                  PRE-TAX CONTRIBUTIONS: Any amount deferred by a Participant from his Compensation as "Pre-Tax Matched Contributions" and "Pre-Tax Unmatched Contributions" pursuant to Section 4.2.

                  PRE-TAX CONTRIBUTION ACCOUNT: The account or accounts maintained for each Participant to reflect his Pre-Tax Matched Contributions and Pre-Tax Unmatched Contributions to the Plan, and any adjustments thereto made pursuant to the provisions of the Plan.

                  PROFIT SHARING CONTRIBUTIONS: Any amount contributed to the Trust Fund by the Employer pursuant to Section 4.1, in the form of an "Annual Profit Sharing Contribution" or a "Payroll Profit Sharing Contribution" (as each is described in Section 4.1).

                  PROFIT SHARING ACCOUNT: The account maintained to reflect the Profit Sharing Contributions to the Plan for a Participant, and any adjustments thereto made pursuant to the provisions of the Plan.

                  QUALIFIED JOINT AND SURVIVOR ANNUITY: A monthly annuity for the life of the Participant beginning on the date any distribution is to be made, with a survivor annuity for the life of his spouse equal to 50% of the monthly amount of the annuity which is payable during the joint lives of the Participant and his spouse on the earlier of the date benefits commence or the date the annuity is distributed, and which is purchased from an insurance company with the vested portion of the Participant's Account determined as of the most recent Valuation Date. The Committee shall have the discretion to determine the insurance company from which the annuity shall be purchased. If a Participant is not married, the term "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant purchased in the same manner as provided above.

                  QUALIFIED MILITARY SERVICE: Any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code or its successor) by an Employee who is entitled to reemployment rights under such chapter with respect to such service.

                  QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY: An annuity payable for the life of the Participant's spouse beginning on the date any distribution is to be made which is purchased from an insurance company with the vested portion of the Participant's Account determined as of the most recent Valuation Date. The Committee shall have the discretion to determine the insurance company from which the annuity shall be purchased.

                  REI SAVINGS PLAN: The Reliant Energy, Incorporated Savings Plan, as amended and restated effective as of April 1, 1999, as thereafter amended from time to time.

                  REMA UNION PLAN: The applicable of the (i) Local 327 Savings Plan; (ii) Local 459 Savings Plan; and (iii) Local 777 Savings Plan.

                  REMA UNION PLAN PARTICIPANT: Any person who is in the employment of an Employer on the Effective Date and was included in and covered by a REMA Union Plan immediately prior thereto, or who is the alternate payee, beneficiary, spouse or estate representative of such a person who died or was receiving or entitled to receive benefits under a REMA Union Plan.

                  RETIREMENT: Termination of Service on or after the Retirement Date of a Participant.

                  RETIREMENT DATE: The later of (i) the date upon which the Participant attains age 65 or (ii) the fifth anniversary of the Participant's commencement of participation in the Plan.

                  ROLLOVER ACCOUNT: An account maintained for an Employee or Participant to record rollover contributions to this Plan pursuant to Section 4.16, and any allocations and adjustments thereto.

                  SERVICE: An Employee's or Participant's period of employment with an Employer or Affiliate, as determined in accordance with Article III.

                  SPOUSAL CONSENT: Consent by a Participant's spouse to an election, designation or other action of a Participant shall mean the written consent thereto of the spouse, witnessed by a Plan representative or a notary public, which acknowledges the effect of such election on the rights of the spouse, and, in the case of consent to a Beneficiary designation, with such designation not being changeable without further Spousal Consent unless the prior Spousal Consent expressly permits such changes without the necessity of further Spousal Consent. Spousal Consent shall be deemed to have been obtained if it is established to the satisfaction of the Committee that it cannot actually be obtained because there is no spouse, or because the spouse could not be located, or because of such other circumstances as the Secretary of the Treasury by regulation may prescribe. Any Spousal Consent shall be effective only with respect to the spouse who made such Spousal Consent.

                  TRANSFER DATE: The effective date set forth in an instrument entered into by the Company and Reliant Energy, Incorporated, or its successor, for the participation in the Plan by eligible Local 47 Employees and Local 66 Employees.

                  TRUST AGREEMENT: The agreement established by and between the Company and the Trustee, effective January 1, 2002, as it may hereafter be amended from time to time.

                  TRUST FUND: All contributions of the Employer and Participants, and the investments and reinvestments thereof, held by the Trustee under the Trust Agreement, together with all income, profits or increments thereon.

                  TRUSTEE: The Vanguard Group, or any successor Trustee or Trustees under the relevant Trust Agreement.

                  VALUATION DATE: Any date on which the New York Stock Exchange is open for trading and any date on which the value of the assets of the Trust Fund is determined by the Trustee pursuant to Section 5.2. The last business day of each calendar month shall be the "monthly Valuation Date," the last business day of each March, June, September and December of each Plan Year shall be the "quarterly Valuation Date," and the last business day of each December of each Plan Year shall be the "annual Valuation Date."

                  Words used in this Plan and in the Trust Agreement in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

                                   ARTICLE II

                           ADMINISTRATION OF THE PLAN

         2.1 Appointment of Committee: The Board shall appoint a Committee of not less than three persons, who may be Employees of the Company, to perform the administrative duties set forth herein. The Committee shall be the administrator of the Plan for the purposes of ERISA. Each member of the Committee shall serve for such term as the Board may designate or until his death, resignation or removal by the Board. The Board shall promptly appoint successors to fill any vacancies in the Committee.

         2.2 Records of Committee: The Committee shall keep appropriate records of its proceedings and the administration of the Plan. The Committee shall make available to Participants and their Beneficiaries for examination, during business hours, such records of the Plan as pertain to the examining person and such documents relating to the Plan as are required by any applicable disclosure acts.

         2.3 Committee Action: The Committee may act through the concurrence of a majority of its members expressed either at a meeting of the Committee or in writing without a meeting. Any member of the Committee, or the Secretary or Assistant Secretary of the Committee (who need not be members of the Committee), may execute on behalf of the Committee any certificate or other written instrument evidencing or carrying out any action approved by the Committee. The Committee may delegate any of its rights, powers and duties to any one or more of its members or to an agent. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process at the principal office of the Company in Houston, Texas.

         2.4 Committee Disqualification: A member of the Committee who may be a Participant shall not vote on any question relating specifically to himself.

         2.5 Committee Compensation and Expenses: The members of the Committee shall serve without bond (unless otherwise required by law) and without compensation for their services as such. The Committee may select and authorize the Trustee to suitably compensate such attorneys, agents and representatives as it may deem necessary or advisable to the performance of its duties. Expenses of the Committee that shall arise in connection with the administration of the Plan shall be paid by the Company or, if not paid by the Company, by the Trustee out of the Trust Fund.

         2.6 Committee Liability: Except to the extent that such liability is created by ERISA, no member of the Committee shall be liable for any act or omission of any other member of the Committee, nor for any act or omission on his own part except for his gross negligence or willful misconduct, nor for the exercise of any power or discretion in the performance of any duty assumed by him hereunder. The Company shall indemnify and hold harmless each member of the Committee from any and all claims, losses, damages, expenses (including counsel fees approved by the Committee) and liabilities (including any amounts paid in settlement with the

Committee's approval but excluding any excise tax assessed against any member or members of the Committee pursuant to the provisions of Section 4975 of the Code) arising from any act or omission of such member in connection with duties and responsibilities under the Plan, except where the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

         2.7 Committee Determinations: The Committee shall enforce this Plan in accordance with its terms and shall have all powers necessary for the accomplishment of that purpose, including, but not by way of limitation, the following powers:

                  (a) To employ such agents and assistants, such counsel (who may be of counsel to the Company) and such clerical, accounting, administrative, and investment services as the Committee may require in carrying out the provisions of the Plan;

                  (b) To authorize one or more of their number, or any agent, to make payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications, and instructions to, the Trustee (except as provided in (i) below) or to the Company shall be signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee;

                  (c) To determine from the records of the Company the considered Compensation, Service and other pertinent facts regarding Employees and Participants for the purpose of the Plan;

                  (d) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (e) To prescribe forms and procedures to be followed by Employees for participation in the Plan, by Participants or Beneficiaries filing applications for benefits, by Participants applying for withdrawals or loans, and for other occurrences in the administration of the Plan;

                  (f) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (g) To furnish the Company and the Participants, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (h) To certify to the Trustee the amount and kind of benefits payable to Participants and their Beneficiaries;

                  (i) To authorize all disbursements by the Trustee from the Trust Fund by a written authorization signed either by a member of the Committee or by the Secretary or Assistant Secretary of the Committee; provided, however, that disbursements for ordinary expenses incurred in the administration of the Trust Fund and disbursements to Participants need not be authorized by the Committee;

                  (j) In the event of any share split, share dividend or combination of outstanding shares of Company Stock (and CenterPoint Common Stock), to determine the appropriate allocation of shares of such stock to the Accounts maintained for the Participants and to determine the appropriate number of shares distributable to a Participant under Section 6.6 hereof immediately following such share split, share dividend or combination so as to effectuate the intent and purpose of the Plan;

                  (k) To interpret and construe all terms, provisions, conditions and limitations of this Plan and to reconcile any inconsistency or supply any omitted detail that may appear in this Plan in such manner and to such extent, consistent with the general terms of this Plan, as the Committee shall deem necessary and proper to effectuate the Plan for the greatest benefit of all parties interested in the Plan;

                  (l) To make and enforce such rules and regulations for the administration of the Plan as are not inconsistent with the terms set forth herein; and

                  (m) In addition to all other powers herein granted, and in general consistent with provisions hereof, the Committee shall have all other rights and powers reasonably necessary to supervise and control the administration of this Plan.

         2.8 Information from Employer: To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee of all matters relating to the dates of employment of its Employees for purposes of determining eligibility of Employees to participate hereunder, the Compensation of all Participants, their Retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's administration of the Trust Fund.

         2.9 Uniform Administration: Whenever in the administration of the Plan any action is required by the Employer or the Committee, including, but not by way of limitation, action with respect to eligibility of Employees, Contributions, and benefits, such action shall be uniform in nature as applied to all persons similarly situated, and no action shall be taken which will discriminate in favor of Participants who are officers or shareholders of the Employer, highly compensated Employees, or persons whose principal duties consist of supervising the work of others.

         2.10 Reporting Responsibilities: As administrator of the Plan under ERISA, the Committee shall file or distribute all reports, returns and notices required under ERISA or other applicable law.

         2.11 Disclosure Responsibilities: The Committee shall make available to each Participant and Beneficiary such records, documents and other data as may be required under ERISA, and Participants or Beneficiaries shall have the right to examine such records at reasonable times during business hours. Nothing contained in this Plan shall give any Participant or Beneficiary the right to examine any data or records reflecting the Compensation paid to, or relating to any Account of, any other Participant or Beneficiary, except as may be required under ERISA.

         2.12 Quarterly Statements: As soon as practicable after each quarterly Valuation Date, the Committee shall prepare and deliver to each Participant a written statement reflecting as of that quarterly Valuation Date:

                  (a) Such information applicable to contributions by and for each such Participant and the increase or decrease thereof as a consequence of valuation adjustments as may be pertinent in the premises; and

                  (b) The balance in his Account as of that quarterly Valuation Date.

         2.13 Allocation of Responsibility Among Fiduciaries for Plan and Trust
Administration: The Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Employer shall have the sole responsibility for making the Contributions provided for under Sections 4.1, 4.2 and 4.3. The Company shall have the sole authority to appoint and remove the Trustee and members of the Committee. The Company may amend or terminate, in whole or in part, this Plan or the Trust Agreement. The Committee shall have the sole responsibility for the administration of the Plan and the sole authority to appoint and remove any Investment Manager which may be provided for under the Trust. The Trustee shall have the sole responsibility for the administration of the Trust Fund and shall have exclusive authority and discretion to manage and control the assets held under the Trust Fund, except to the extent that the authority to manage, acquire and dispose of the assets of the Trust Fund is delegated to an Investment Manager, all as specifically provided in the Trust Agreement. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of another Fiduciary as being proper under this Plan or the Trust Agreement and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary.

No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         2.14 Annual Audit: The Committee shall engage, on behalf of all Participants, an independent Certified Public Accountant who shall conduct an annual examination of any financial statements of the Plan and Trust Fund and of other books and records of the Plan and Trust Fund as the Certified Public Accountant may deem necessary to enable him to form and provide a written opinion as to whether the financial statements and related schedules required to be filed with the Internal Revenue Service, Securities and Exchange Commission, or Department of Labor or furnished to each Participant are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding Plan Year. If, however, the statements required to be submitted as part of the reports to the Department of Labor are prepared by a bank or similar institution or insurance carrier regulated and supervised and subject to periodic examination by a state or federal agency and if such statements are, in fact, made a part of the annual report to the Department of Labor and no such audit is required by ERISA, then the audit required by the foregoing provisions of this Section shall be optional with the Committee.

         2.15 Presenting Claims for Benefits: A "Claims Administrator" shall be appointed by the Committee or, absent such appointment, shall be the Company's director of benefits, with such Claims Administrator authorized by the Committee to conduct the initial review and render a decision as provided in this Section for all claims for benefits under the Plan. Any Participant or any other person claiming under any deceased Participant (collectively, the "Applicant") may submit written application to the Claims Administrator for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Claims Administrator may reasonably request.

                  The Claims Administrator shall notify the Applicant of the benefits determination within a reasonable time after receipt of the claim, such time not to exceed 90 days unless special circumstances require an extension of time for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Applicant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render its final decision. Notice of the Claims Administrator's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the Applicant and shall contain the following:

                  (a) the specific reason or reasons for the denial;

                  (b) specific reference to the pertinent Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the Applicant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) an explanation of the claims review procedures set forth in Section 2.16 hereof, including the claimant's right to bring a civil action under Section 502(a) of ERISA following a denial on review.

If notice of denial is not furnished and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 2.16. Applicants shall be given timely written notice of the time limits set forth herein for determination on claims, appeal of claim denial and decisions on appeal.

         2.16 Claims Review Procedure: If an application filed by an Applicant under Section 2.15 above shall result in a denial by the Claims Administrator of the benefit applied for, either in whole or in part, such Applicant shall have the right, to be exercised by written request filed with the Committee within 60 days after receipt of notice of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 2.15, for the review of his application and of his entitlement to the benefit for which he applied, by the Committee. Such request for review may contain such additional information and comments as the Applicant may wish to present. The Committee shall reconsider the application in light of such additional information and comments as the Applicant may have presented and, if the Applicant shall have so requested, may grant the Applicant a formal hearing before the Committee in its discretion. The Committee shall also permit the Applicant or his designated representative to review pertinent documents in its possession, including copies of the Plan document and information provided by the Employer relating to the Applicant's entitlement to such benefit. The Committee shall render a decision no later than the date of the Committee meeting next following receipt of the request for review, except that (i) a decision may be rendered no later than the second following Committee meeting if the request is received within 30 days of the first meeting and (ii) under special circumstances which require an extension of time for rendering a decision (including but not limited to the need to hold a hearing), the decision may be rendered not later than the date of the third Committee meeting following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the Applicant prior to the commencement of the extension. Notice of the Committee's final decision shall be furnished to the Applicant in writing, in a manner calculated to be understood by him, and if the Applicant's claim on review is denied in whole or in part, the notice shall set forth the specific reason or reasons for the denial and the specific reference to the pertinent plan provisions on which the denial is based, the Applicant's right to receive upon request, free of charge, reasonable access to, and copies of, all relevant documents, records and other information to his claim, and his right to bring a civil action under Section 502(a) of ERISA. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review. Benefits under this Plan will only be paid if the Committee decides in its discretion that the Applicant is entitled to them.

         2.17 Disputed Benefits: If any dispute shall arise between a Participant or other person claiming under a Participant and the Committee after review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Participant or other person claiming under the Participant until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

                                   ARTICLE III

                            PARTICIPATION IN THE PLAN

         3.1 Eligibility of Employees: An Employee eligible to participate under a REMA Union Plan immediately preceding the Effective Date shall be eligible to become a Participant in this Plan as of the Effective Date. From and after the Effective Date, each eligible Employee who is not a Participant and who began Service with an Employer on or after the Effective Date shall be initially eligible to participate in the Plan as soon as practicable following the later of the Effective Date or the date he first begins Service with an Employer. An Employee who is eligible to receive Profit Sharing Contributions (if any) shall become a Participant for purposes of such contributions as of the later of the Effective Date or the date he first begins Service with an Employer. Any Participant who terminates his Service and subsequently recommences his Service with an Employer shall again become eligible to participate in the Plan as soon as practicable following the first date he recommences his service; provided, however, that if such Employee was a Grandfathered Local 327 Employee or Grandfathered Local 459 Employee prior to such termination of Service, he shall not be a Grandfathered Local 327 Employee or Grandfathered Local 459 Employee, as applicable, on or after such re-employment date.

                  The foregoing notwithstanding, each eligible Local 47 Employee and Local 66 Employee as of the Transfer Date shall be eligible to become a Participant in the Plan as of the Transfer Date.

                  Notwithstanding the foregoing to the contrary, each of the following individuals shall be ineligible to participate in this Plan: (i) an Employee who is not covered by a Collective Bargaining Agreement; (ii) a Local 47 Employee or Local 66 Employee prior to the Transfer Date; (iii) an Employee who is a Leased Employee; (iv) an individual who is designated, compensated or otherwise classified or treated as an independent contractor or a leased employee by an Employer or an Affiliate; and (v) an individual who is a nonresident alien and who receives no United States source earned income from the Employer.

         3.2 Employee Information: The Committee shall maintain records which shall reflect as to each Employee his date of birth, all dates reflecting when he entered into or left the employment of any Employer, and his years of Vesting Service. The Employer shall make available to the Committee all such information as may be required by the Committee for the purposes of maintaining such information as to each Employee.

         3.3 Notification of Eligible Employees: Each eligible Employee shall be notified that he is eligible to participate in the Plan upon commencement of his Service as soon as administratively practicable.

         3.4 Application by Participants to Make Pre-Tax and/or After-Tax
Contributions:

                  Each Participant pursuant to this Article III who desires to make Pre-Tax Contributions and/or After-Tax Contributions to the Plan shall complete an application in such form as may be prescribed by the Committee in which the Participant shall elect to make and designate the amount of his Contributions, as contemplated under Sections 4.2 and 4.3 hereof, and his choice of investment options under Section 8.1 hereof.

         3.5 Service Defined:

                  (a) For purposes of the Plan, the term "Service" shall mean all years, months and days of active employment with an Employer or an Affiliate from and after the Effective Date as an Employee, a Participant or a Participant on inactive status, as described in
         Section 3.11 ("Transferred Participant"), including periods includable under Sections 3.8 and 3.9, and the following periods of "Authorized Absence" during which a Participant or Transferred Participant is:

                           (i) Absent due to Qualified Military Service,
                  provided that such Employee or Participant complies with all prerequisites of applicable Federal law and applied for reinstatement of employment pursuant to the procedures and requirements of the Employer and, if applicable, the Committee, to the extent consistent with applicable Federal law; or

                           (ii) Absent due to accident or sickness as long as
                  the Employee or Participant is continued on the employment rolls of the Employer and remains eligible to work upon his recovery, provided that such Employee or Participant timely applied for reinstatement of employment following his date of recovery in accordance with the procedures and requirements of the Employer and, if applicable, the Committee; or

                           (iii) Absent due to an authorized leave of absence,
                  including periods of Leave for Business and Civic Reasons, subject to such conditions as may be approved by the Committee consistently applied in a uniform and non-discriminatory manner to all employees similarly situated.

                  (b) With respect to a REMA Union Plan Participant who becomes eligible to participate in the Plan as of the Effective Date, his Service shall also include his "service" determined in accordance with the provisions of the applicable REMA Union Plan as of December 31, 2001. With respect to a Local 47 Employee or Local 66 Employee who is eligible to become a Participant as of the Transfer Date, his Service shall also include his service with Reliant Energy, Incorporated and its affiliates prior to the Effective Date.

                  (c) An Employee's or Participant's Service shall also include any period required to be included as Service by federal law other than ERISA or the Code, but only under the conditions and to the extent so required by such federal law. In addition, the Committee, in its discretion, may credit an individual with Service based on employment with an entity other than the Employer, but only if and when such individual becomes an Employee eligible to participate in the Plan under this Article III and only if such crediting of Service (i) has a legitimate business reason, (ii) does not by design or operation discriminate significantly in favor of "highly compensated employees" (as defined in Code Section 414(q)), and (iii) is applied to all similarly situated Employees eligible to participate in the Plan under this Article III. Furthermore, in the event that the Plan constitutes a plan of a predecessor employer within the meaning of Section 414(a) of the Code, service for such predecessor employer shall be treated as Service to the extent required by Section 414(a) of the Code.

         3.6 Commencement and Termination of Service:

                  (a) From and after the Effective Date, an Employee's or Participant's Service shall commence (or recommence) on the date he first performs an "hour of service" within the meaning of Department of Labor Regulation Section 2530.200b-2(a)(1) for an Employer or Affiliate. All periods of Service shall be aggregated so that a one-year period of Service shall be completed as of the date the Employee or Participant completes 365 days of Service. Hours of service and Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporations (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)), of which the Employer is a member.

                  (b) Except as otherwise provided in this Article III, a period of Service of an Employee or Participant shall terminate on the date of the first to occur of:

                           (i) His Retirement or death;

                           (ii) His quitting or discharge;

                           (iii) His deemed date of termination of employment
                  pursuant to his failure to return to work upon the expiration of such an Authorized Absence; or

                           (iv) One year from the date the Employee or
                  Participant is absent from active employment for any reason other than Retirement, quitting, discharge, Authorized Absence or death.

         For purposes of clause (iii) immediately above, an Employee's or Participant's deemed date of termination shall be the earlier of (1) the expiration date of such Authorized Absence or (2) one year from the date such Authorized Absence commenced. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Qualified Military Service will be provided in accordance with Section 414(u) of the Code.

         3.7 Break In Service:

                  (a) A Break In Service shall occur upon the expiration of the 12 consecutive month period next following an Employee's or a Participant's termination of Service, as determined in accordance with the provisions of Section 3.6(b), unless such Employee or Participant sooner recommences Service with an Employer or Affiliate. In the event an Employee or Participant recommences Service with an Employer or Affiliate prior to incurring a Break In Service, the period of his interim absence shall constitute Service for all purposes of the Plan, as provided under Section 3.8 below.

                  (b) Solely for purposes of determining whether a Break In Service has occurred under this Plan, the Service of an individual who is absent from work for maternity or paternity reasons shall not terminate until the expiration of two years after the date such absence commenced. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee or Participant, (ii) by reason of the birth of a child of the Employee or Participant, (iii) by reason of the placement of a child with the Employee or Participant in connection with the adoption of such child by such Employee or Participant or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement. In order for the absence of a Participant or an Employee to qualify as a maternity/paternity leave, the Participant must furnish the Committee, in a timely manner, with such information and documentation as the Committee shall reasonably require to establish that the absence from work is for the reasons referred to above and the number of days for which there was such absence.

                  (c) Notwithstanding any provision of this Article III to the contrary, for purposes of determining eligibility to participate and vesting under the Plan, Service shall be continued during any leave taken pursuant to the Family and Medical Leave Act of 1993 and no Break In Service shall occur due, in whole or in part, to such leave.

         3.8 Effect of Re-employment Prior to a Break In Service: In the event an Employee or Participant is re-employed by an Employer or Affiliate prior to a Break In Service, the period of his interim absence shall constitute Service for eligibility and vesting purposes under the Plan.

         3.9 Effect of Re-employment After a Break In Service: In the event an Employee or Participant is re-employed by an Employer or Affiliate after a Break In Service, the following rules shall apply in determining his participation in the Plan under Section 3.1 and his Vesting Service under Section 3.10:

                  (a) Participation: If the re-employed person was not a Participant during his prior period of Service, he shall be eligible to commence participation in the Plan on the date of his re-employment if he otherwise meets the requirements of Section 3.1. If the re-employed Employee was a Participant during his prior period of Service, he shall recommence participation in the Plan on the date of his re-employment if he otherwise meets the requirements of Section 3.1, and any forfeitures from his Employer Matching Account and Profit Sharing Account, as applicable, shall be reinstated to the extent provided in Section 6.9.

                  (b) Vesting Service: Any Vesting Service attributable to the re-employed Employee's prior period of Service shall be reinstated as of the date of his recommencement of participation in the Plan.

         3.10 Vesting Service: Subject to the Break In Service provisions of this Article III, a Participant's Vesting Service shall equal each day of Service earned after the Participant's employment date with an Employer or Affiliate. The foregoing notwithstanding, the Vesting Service of a Local 66 Employee who is eligible to participate in the Plan as of the Transfer Date shall include his service with Reliant Energy, Incorporated and its affiliates prior to the Effective date and in no event shall such Participant's Vesting Service as of the Transfer Date be less than his years of "Vesting Service" under the Reliant Energy, Incorporated Savings Plan as of the date immediately preceding the Transfer Date, as defined and determined under the Reliant Energy Incorporated Savings Plan.

         3.11 Transferred Participants:

                  (a) For purposes of determining eligibility to participate in the Plan and Vesting Service under this Article III, a Participant's Service shall include his employment with an Affiliate after it becomes an Affiliate; provided, however, that all such employment is determined in accordance with the re-employment provisions of Sections 3.8 and
         3.9. If an individual is transferred from an employment classification with an Employer that is not covered by the Plan to an employment classification that is so covered, or from an Affiliate that is not an Employer to an employment classification with an Employer that is so covered, his period of Service prior to the date of transfer shall be considered for purposes of determining his eligibility to become a Participant under Section 3.1 and for purposes of vesting under Section
         6.1. In addition, if such transferred Participant had an account in a qualified defined contribution plan maintained by such Affiliate, such account shall be transferred to the Trust Fund under this Plan if the transfer is permitted by the terms of said plan and if the Committee determines that the transferred account will not fail to satisfy
         Section 401(a) or 411(d)(6) of the Code. Any transferred account shall be subject to the provisions of this Plan; provided, however, that the vesting provisions of the transferor plan shall continue to apply.

                  (b) If a Participant is transferred to employment with an Employer or Affiliate which is not eligible employment covered by the Plan, his participation in the Plan shall be suspended; provided, however, that during the period of his employment in such ineligible position:

                           (i) Subject to the re-employment provisions of
                  Sections 3.8 and 3.9, he shall be credited with Service in accordance with this Article III;

                           (ii) He shall cease to have any right to make
                  Contributions pursuant to Sections 4.2 and 4.3; (iii) His Employer Matching Account and Profit Sharing Account shall receive no Employer Matching Contribution or Profit Sharing Contribution allocations under Section 4.1;

                           (iv) He shall continue to participate in income
                  allocations of the earnings and/or losses of the Trust Fund pursuant to Section 5.3;

                           (v) No distribution event shall be deemed to have
                  occurred under Section 6.1; and

                           (vi) The loan privileges under Section 7.3 and the
                  provisions of Article VIII shall continue to apply.

                           In addition, the Committee may, at its discretion, authorize the transfer of his Accounts under this Plan to the Trust Fund funding the qualified defined contribution plan, if any, of the Affiliate to which the Participant was transferred. In such event, the provisions of the transferee plan shall govern.

                                   ARTICLE IV

                            CONTRIBUTIONS TO THE PLAN

         4.1 Employer Contributions:

                  (a) Benefit Program I. Benefit Program I Participants shall be eligible for the Employer Contributions provided under this subsection
         (a):

                           (i) Employer Matching Contributions. The Employer
                  shall make an Employer Matching Contribution (subject to adjustment for limitations on annual additions as elsewhere specified in the Plan) in an amount in cash to be allocated under Article V to the Employer Matching Account of each Benefit Program I Participant equal to 100% of the total of his Pre-Tax Matched Contribution and After-Tax Matched Contribution for each payroll period (not to exceed 6%).

                           (ii) Profit Sharing Contributions: For any Plan Year,
                  the Employer may, in its sole discretion, make a Profit Sharing Contribution or Contributions (subject to adjustments for forfeitures and limitations on annual additions as elsewhere specified in the Plan) as described in paragraph (A) and/or paragraph (B) below, as follows:

                                    (A) Annual Profit Sharing Contribution: For
                           any Plan Year, the Employer may, in its sole discretion, contribute to the Trust Fund a discretionary Profit Sharing Contribution in an amount, if any, necessary to result in a total allocation under Article V to the Profit Sharing Accounts of Benefit Program I Participants:

                           (1) who, as of the last day of the applicable Plan Year, are (a) Benefit Program I Participants and (b) in active Service;

                           (2)      whose Service terminates during the
                                    applicable Plan Year other than due to death or Disability and who, as of such termination date, are (a) Benefit Program I Participants and (b) age 55 or older with five years of Service; and

                           (3)      whose Service terminates during the
                                    applicable Plan Year due to death or
                                    Disability and who, as of such termination date, are Benefit Program I Participants;

                           equal to a percentage, not to exceed 3%, determined by the Chairman of the Committee, in his sole discretion, of each such eligible Participant's Compensation for such Plan Year ("Annual Profit Sharing Contribution"). The Annual Profit Sharing

                           Contribution may be made in cash, Company Stock or a combination of cash and Company Stock, as determined by the Chairman of the Committee, in his sole discretion. Any Annual Profit Sharing Contribution shall be communicated to eligible Participants within 90 days following the close of the applicable Plan Year, with such contribution to be made as soon as administratively practicable on or after the date of such communication, but in no event later than the time prescribed by law for filing the federal income tax return of the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return.

                                    (B) Payroll Profit Sharing Contributions:
                           For any Plan Year, the Employer may, in its sole discretion, contribute to the Trust Fund a discretionary Profit Sharing Contribution in cash as soon as administratively practicable on or after each payroll period during such Plan Year in an amount to result in a total allocation under Article V to the Profit Sharing Accounts of each Benefit Program I Participant as of the last day of each payroll period equal to a percentage of each such Participant's eligible Compensation (as defined below) for each such payroll period, as determined by the Chairman of the Committee, in his sole discretion ("Payroll Profit Sharing Contribution"). For any Plan Year in which the Payroll Profit Sharing Contribution is elected to be made, Compensation for such contributions shall be limited to the first $85,000 (or such other amount determined by the Chairman of the Committee, in his sole discretion) of Compensation for such Plan Year. With the exception of the 2002 Plan Year, any Payroll Profit Sharing Contribution shall be communicated to eligible Participants prior to the first day of the applicable Plan Year.

                  (b) Benefit Program II. Benefit Program II Participants shall be eligible for the Employer Contributions provided under this subsection (b):

                                    Employer Matching Contributions: The
                           Employer shall make an Employer Matching Contribution (subject to adjustment for limitations on annual additions as elsewhere specified in the Plan) in an amount in cash to be allocated under Article V to the Employer Matching Account of each Benefit Program II Participant equal to 65% of the total of his Pre-Tax Matched Contribution and After-Tax Matched Contribution for each payroll period (not to exceed 4%).

                  (c) Benefit Program III. Benefit Program III Participants shall be eligible for the Employer Contributions provided under this subsection (c):

                           (i) Employer Matching Contributions: The Employer
                  shall make an Employer Matching Contribution (subject to adjustments for forfeitures and limitations on annual additions as elsewhere specified in the Plan) in an amount in Company Stock to be allocated under Article V to the Employer Matching Account of each Benefit Program III Participant equal to 75% of the total of his Pre-Tax Matched Contribution and After-Tax Matched Contribution for each payroll period (not to exceed 6%).

                           (ii) Discretionary Employer Matching Contributions:
                  In addition to the Employer Matching Contributions under the foregoing clause (i), for any Plan Year, the Employer, in its sole discretion, may make a discretionary Employer Matching Contribution in an amount in shares of Company Stock to be allocated under Article V to the Employer Matching Accounts of Benefit Program III Participants:

                  (A) who, as of the last day of the applicable Plan Year, are (1) Benefit Program III Participants and (2) in active Service;

                  (B) whose Service terminates during the applicable Plan Year other than due to death or Disability and who, as of such termination date, are (1) Benefit Program III Participants and (2) age 55 or older with five years of Service; and

                  (C) whose Service terminates during the applicable Plan Year due to death or Disability and who, as of such termination date, are Benefit Program III Participants;

                  equal to a percentage, determined by the Chairman of the Committee, in his sole discretion, of the total of each such eligible Participant's Pre-Tax Matched Contributions and After-Tax Matched Contributions for such Plan Year. Any discretionary Employer Matching Contribution under this clause
                  (ii) shall be communicated to such eligible Participants within 90 days following the close of the applicable Plan Year, with such contribution to be made as soon as administratively practicable on or after the date of such communication, but in no event later than the time prescribed by law for filing the federal income tax return of the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return.

                  (d) Forfeitures: To the extent specified in Section 5.3, any amount attributable to forfeitures will be applied to reduce, to the extent of such forfeitures, the Employer Matching Contributions and/or Profit Sharing

         Contributions (if any) made under this Section 4.1 next following the determination of any such forfeiture amounts and/or pay incident expenses of the Plan. In the event that a forfeiture arising under
         Section 6.1 is reinstated under Section 6.9 because of the return to the employment of the terminated Participant, or in the event that a forfeiture arising under Section 6.11 is reinstated in accordance with the provisions of Section 6.11 because of an appropriate claim of forfeited unclaimed benefit by the Participant, Beneficiary or other distributee, the Employer shall contribute, within a reasonable time following such reemployment or claim, an amount equal to the forfeiture to be reinstated.

         4.2 Pre-Tax Contributions: Each Participant who has elected to defer a portion of his salary as a Pre-Tax Matched Contribution to the Plan, pursuant to
Section 3.4, shall defer as his Pre-Tax Matched Contribution to the Trust Fund, in whole percentages, from 1% up to the "Maximum Matched Contribution Percent" (as defined below), as he may designate, of his Compensation for each payroll period. The "Maximum Matched Contribution Percent" shall be equal to:

         (a) 4% of Compensation for a payroll period, if the Participant is a Benefit Program II Participant; and

         (b) 6% of Compensation for a payroll period, if the Participant is a Benefit Program I Participant or a Benefit Program III Participant.

In addition, each Participant may also elect to defer any whole percent above the Maximum Matched Contribution Percent, but not to exceed the "Maximum Unmatched Contribution Percent" (as defined below), as he may designate, of his Compensation as a Pre-Tax Unmatched Contribution. The "Maximum Unmatched Contribution Percent" shall be equal to:

         (a) 18% of Compensation for a payroll period, if the Participant is a Benefit Program II Participant; and

         (b) 10% of Compensation for a payroll period, if the Participant is a Benefit Program I Participant or a Benefit Program III Participant.

Each Participant's Pre-Tax Matched Contribution and Pre-Tax Unmatched Contribution, if any, shall be contributed to the Trust Fund by the Employer as soon as practicable. A Participant's Pre-Tax Contributions under this Plan and all other plans, contracts or arrangements of the Employer shall not exceed a maximum dollar limitation provided under Code Section 402(g), as adjusted by the Secretary of the Treasury or his delegate for cost-of-living increases pursuant to Code Section 402(g). In the event a Participant's Pre-Tax Contributions exceed the applicable limit described in the preceding sentence, or in the event the Participant submits a written claim under the Plan, at the time and in the manner prescribed by the Committee, specifying an amount of Pre-Tax Contributions that will exceed the applicable limit of Section 402(g) of the Code when added to the amounts deferred by the Participant in other plans or arrangements, such excess (the "Excess Deferrals"), plus any income and minus any loss allocable to such amount, shall be returned to the Participant by April 15 of the following year. Excess Deferrals shall be treated as Annual Additions under Section 5.4 of the Plan. Each Participant's Pre-Tax Contribution Account shall be fully vested and non-forfeitable at all times.

                  When first electing to participate in the Plan, each Participant shall give advance notification by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, of the amount he elects to defer as a Pre-Tax Matched Contribution and as a Pre-Tax Unmatched Contribution. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall give timely notice of his election to change or discontinue his Pre-Tax Matched Contribution or his Pre-Tax Unmatched Contribution in accordance with procedures established from time to time by the Committee.

                  A Participant may change the rate of his Pre-Tax Matched Contribution and/or Pre-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. A Participant may discontinue his Pre-Tax Matched Contribution and/or Pre-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. Any such change or discontinuance in the rate of Pre-Tax Matched and/or Pre-Tax Unmatched Contributions shall be effective as soon as reasonably practicable following receipt of the change or discontinuance of elections.

         4.3 After-Tax Contributions: Each Participant who has elected to make a Pre-Tax Matched Contribution of less than the Maximum Matched Contribution Percent (as defined in Section 4.2) of his Compensation may elect to make an After-Tax Matched Contribution to the Plan, pursuant to Section 3.4, of 1% up to the Maximum Matched Contribution Percent, in whole percentages, as he may designate, of his Compensation for each payroll period, provided that the total of his Pre-Tax Matched Contribution, if any, and his After-Tax Matched Contribution does not exceed the Maximum Matched Contribution Percent of his Compensation for a payroll period. In addition to the foregoing:

         (i) each Benefit Program II Participant who has elected to make a Pre-Tax Unmatched Contribution of less than the Maximum Unmatched Contribution Percent of his Compensation for each payroll period may elect to contribute to the Plan any whole percent not to exceed the Maximum Unmatched Contribution Percent of his Compensation as an After-Tax Unmatched Contribution; provided, however, that (a) the total of his Pre-Tax Unmatched Contribution, if any, and his After-Tax Unmatched Contribution does not exceed the Maximum Unmatched Contribution Percent of his Compensation for a payroll period, and (b) the total of his After-Tax Matched Contribution and After-Tax Unmatched Contribution does not exceed 10% for a payroll period. Each Participant's After-Tax Matched Contribution and After-Tax Unmatched Contribution, if any, shall be withheld from each of his paychecks and contributed to the Trust Fund by the Employer as soon as practicable; and

         (ii) each Benefit Program I Participant or Benefit Program III Participant who has elected to make a Pre-Tax Unmatched Contribution of less than the Maximum Unmatched Contribution Percent of his Compensation for each payroll period may elect to contribute to the Plan any whole percent not to exceed the Maximum Unmatched Contribution Percent of his Compensation as an After-Tax Unmatched Contribution; provided, however, that the total of his Pre-Tax Unmatched Contribution, if any, and his After-Tax Unmatched Contribution does not exceed the Maximum Unmatched Contribution Percent of his Compensation for a payroll period.

Each Participant's After-Tax Contribution Account shall be fully vested and non-forfeitable at all times

                  When first electing to participate in the Plan, each Participant shall give advance notification by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee, of the amount he elects to contribute as an After-Tax Matched Contribution and as an After-Tax Unmatched Contribution. Each such election shall continue in effect during subsequent Plan Years unless the Participant shall give timely notice of his election to change or discontinue his After-Tax Matched Contribution or his After-Tax Unmatched Contribution in accordance with procedures established from time to time by the Committee.

                  A Participant may change the amount of his After-Tax Matched Contribution and/or After-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. A Participant may discontinue his After-Tax Matched Contribution and/or After-Tax Unmatched Contribution, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee. Any such change or discontinuance in the amount of After-Tax Matched or Unmatched Contributions shall be effective as soon as reasonably practicable following receipt of the change or discontinuance of elections.

         4.4 Actual Deferral Percentage: The Actual Deferral Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) the amount of Pre-Tax Contributions (i) allocated to each such Employee's Account under the Plan as of a date during the Plan Year, without contingency on future participation in the Plan or performance of future services, (ii) actually paid to the Plan on behalf of each such Employee for such Plan Year no later than the end of the 12-month period immediately following such Plan Year and (iii) that relates to Compensation that either would have been received by the Employee in such Plan Year (but for the deferral election) or is attributable to services performed by the Employee in the Plan Year and would have been received by the Employee within 2 1/2 months after the close of the Plan Year (but for the deferral election); over

                  (b) the Employee's Compensation (as defined in Treasury Regulation Section 1.414(s)-1(c)) for such Plan Year.

                  The Plan uses the Actual Deferral Percentage for Participants who are Highly Compensated Employees (as defined in Section 4.5) for the current Plan Year and the Actual Deferral Percentage for Participants who are non-Highly Compensated Employees for the preceding Plan Year in performing the nondiscrimination testing required under this Article IV. Notwithstanding any provision in this Plan to the contrary, an Employer may, to the extent permitted by the Code and applicable regulations, elect to include as Compensation pre-tax contributions made under this Plan or any other plan of the Employer, and may elect to exclude as Compensation any Compensation received by a Participant during the Plan Year while such Participant was not eligible to be a Participant in the Plan.

                  An eligible Employee for the purpose of computing the Actual Deferral Percentage is defined in Treasury Regulation Section 1.401(k)-1(g)(4). The Actual Deferral Percentage of an eligible Employee who makes no Pre-Tax Contributions is zero. The individual ratios and Actual Deferral Percentages shall be calculated to the nearest 1/100 of 1% of an Employee's Compensation.

         4.5 Actual Deferral Percentage Limits: The Actual Deferral Percentage for the eligible Highly Compensated Employees for any Plan Year shall not exceed the greater of (a) or (b), as follows:

                  (a) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times 1.25; or

                  (b) the lesser of (i) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees times
         2.0 or (ii) the Actual Deferral Percentage of Compensation for the eligible non-Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  "Highly Compensated Employee" shall mean any Employee and any employee of an Affiliate who is a highly compensated employee under Section 414(q) of the Code, including any Employee and any employee of an Affiliate who:

                  (i) was a "5% owner" (as defined in Code Section 416(i)) during the current Plan Year or prior Plan Year; or

                  (ii) received Compensation during the prior Plan Year (as defined in Section 5.5(c)(6)) in excess of $85,000, or such other amount as determined by the Secretary of the Treasury or his delegate, excluding Employees described in Code Section 414(q)(8).

                  In determining an Employee's status as a Highly Compensated Employee within the meaning of Section 414(q), the entities set forth in Treasury Regulation Section 1.414(q)-1T Q&A-6(a)(1) through (4) must be taken into account as a single employer. A former Employee shall be treated as a Highly Compensated Employee if (1) such former Employee was a Highly Compensated Employee when he separated from Service or (2) such former Employee was a Highly Compensated Employee in Service at any time after attaining age 55.

                  The Actual Deferral Percentage for any Highly Compensated Employee who is eligible to have deferred contributions allocated to his account under one or more plans described in Section 401(k) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan. For purposes of determining whether the Actual Deferral Percentage limits of this Section are satisfied, all Pre-Tax Contributions that are made under two or more plans that are aggregated for purposes of Code Section 401(a)(4) or 410(b) (other than Code
Section 410(b)(2)(A)(ii)) are to be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of Code Section 401(k), the aggregated plans must also satisfy Code Sections 401(a)(4) and 410(b) as though they were a single plan.

         4.6 Reduction of Pre-Tax Contribution Rates by Leveling Method: If, on the basis of the Pre-Tax Contribution rates elected by Participants for any Plan Year, the Committee determines, in its sole discretion, that neither of the tests contained in (a) or (b) of Section 4.5 will be satisfied, the Committee may reduce the Pre-Tax Contribution rate of any Participant who is among the eligible Highly Compensated Employees to the extent necessary to reduce the overall Actual Deferral Percentage for eligible Highly Compensated Employees to a level which will satisfy either (a) or (b) of Section 4.5. The reductions in Pre-Tax Contribution rates shall be made in a manner so that the Actual Deferral Percentage of the affected Participants who elected the highest Actual Deferral Percentage shall be first lowered to the level of the affected Participants who elected the next to the highest Actual Deferral Percentage. If further overall reductions are required to achieve compliance with (a) or (b) of Section 4.5, both of the above-described groups of Participants will be lowered to the level of Participants with the next highest Actual Deferral Percentage, and so on, until sufficient total reductions in Pre-Tax Contribution rates have occurred to achieve compliance with (a) or (b) of Section 4.5. The Committee may, in its discretion, permit a Participant whose Pre-Tax Contributions are reduced under this paragraph to contribute a like amount to his After-Tax Contribution Account.

         4.7 Increase in Pre-Tax Contribution Rates: If a Participant's Pre-Tax Contribution is reduced below the level necessary to satisfy either (a) or (b) of Section 4.5 for the Plan Year, such Participant may be eligible to increase his Pre-Tax Contribution rate for the remainder of the Plan Year to a level not in excess of that level which will satisfy the greater of (a) or (b) of Section
4.5. Such an increase in the Pre-Tax Contribution rate shall be made by Participants on a uniform and non-discriminatory basis, pursuant to such rules and procedures as the Committee may prescribe.

         4.8 Excess Pre-Tax Contributions: As soon as possible following the end of the Plan Year, the Committee shall determine whether either of the tests contained in Section 4.5 was satisfied as of the end of the Plan Year, and any excess Pre-Tax Contributions, plus any income and minus any loss attributable thereto, of those Participants who are among the Highly Compensated Employees shall be distributed, first from Pre-Tax Unmatched Contributions (if any) and then from Pre-Tax Matched Contributions, to such Participants in the manner provided below based on the amount of Pre-Tax Contributions. In addition, the Employer Contribution made with respect to such excess Pre-Tax Contributions shall be forfeited and applied to reduce future Employer Contributions otherwise required under Section 4.1. Such income shall include the allocable gain or loss for the Plan Year only.

                  The amount of any excess Pre-Tax Contributions to be distributed to a Participant shall be reduced by Excess Deferrals previously distributed to him pursuant to Section 4.2 for the taxable year ending in the same Plan Year. All excess Pre-Tax Contributions shall be returned to the Participants no later than the last day of the following Plan Year. The excess Pre-Tax Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Actual Deferral Percentage which each such Participant may defer under (a) or (b) of
Section 4.5 and then reducing the Actual Deferral Percentage of some or all of such Participants through the distribution of such excess Pre-Tax Contributions, on the basis of the amount of Pre-Tax Contributions of such Participants, as necessary to reduce the overall Actual Deferral Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 4.5, according to the following procedures:

                  (a) the Pre-Tax Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of Pre-Tax Contributions shall be reduced to equal the dollar amount of the Pre-Tax Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of Pre-Tax Contributions;

                  (b) the reduction amount determined in clause (a) shall be distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Pre-Tax Contributions prior to such reduction; and

                  (c) the procedures in clauses (a) and (b) shall be repeated until the total excess Pre-Tax Contributions are distributed and compliance is achieved with (a) or (b) of Section 4.5.

If these distributions are made, the Actual Deferral Percentage is treated as meeting the nondiscrimination test of Section 401(k)(3) of the Code regardless of whether the Actual Deferral Percentage, if recalculated after distributions, would satisfy Section 401(k)(3) of the Code. The above procedures are used for purposes of distributing excess Pre-Tax Contributions under Section 401(k)(8)(A)(i) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Pre-Tax Contributions has been made, the Actual Deferral Percentage for Highly Compensated Employees is deemed to be the largest amount permitted under Section 401(k)(3) of the Code.

                  The income or loss attributable to the Participant's excess Pre-Tax Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Pre-Tax Contribution Account balance for the Plan Year by a fraction, the numerator of which is the excess Pre-Tax Contribution and the denominator of which is the Participant's total Pre-Tax Contribution Account balance. Excess Pre-Tax Contributions shall be treated as Annual Additions under Section 5.4 of the Plan.

         4.9 Contribution Percentage: The Contribution Percentage for a specified group of Employees for a Plan Year shall be the average of the ratios (calculated separately for each Employee in such group) of:

                  (a) the total of the Employer Matching Contributions and the After-Tax Contributions (the "Aggregate Contributions") paid under the Plan on behalf of each such Employee for such Plan Year; to

                  (b) the Employee's Compensation (as defined in Section
         4.4(b)).

                  The Plan uses the Contribution Percentage for Participants who are Highly Compensated Employees for the current year and the Contribution Percentage for Participants who are non-Highly Compensated Employees for the preceding Plan Year in performing the non-discrimination testing required under this Article IV. In computing the Contribution Percentage, the Employer may elect to take into account After-Tax and Pre-Tax Contributions made under this Plan or any other plan of the Employer to the extent that the following requirements are satisfied:

                  (i) the amount of non-elective contributions, including those qualified non-elective contributions treated as Employer Matching Contributions for purposes of calculating the Contribution Percentage, satisfies the requirements of Section 401(a)(4) of the Code;

                  (ii) the amount of non-elective contributions, excluding those qualified non-elective contributions treated as Employer Matching Contributions for purposes of calculating the Contribution Percentage and those qualified non-elective contributions treated as elective contributions under Treasury Regulation Section 1.401(k)-1(b)(5) for purposes of calculating the Actual Deferral Percentage, satisfies the requirements of Section 401(a)(4) of the Code;

                  (iii) the elective contributions, including those treated as Employer Matching Contributions for purposes of calculating the Contribution Percentage, satisfy the requirements of Code Section 401(k)(3);

                  (iv) the qualified non-elective contributions are allocated to the Employee under the Plan as of a date within the Plan Year and the elective contributions satisfy Treasury Regulation Section 1.401(k)-1(b)(i) for the Plan Year; and, if applicable, the Plan and the plans to which the qualified non-elective contributions and elective contributions are made, are or could be aggregated for purposes of Code Section 410(b).

A Participant's Contribution Percentage shall be determined after determining the Participant's Excess Deferrals, if any, pursuant to Section 4.2, and after determining the Participant's excess Pre-Tax Contributions pursuant to Section 4.8.

                  An eligible Employee for purposes of computing the Contribution Percentage is defined in Treasury Regulation Section
1.401(m)-1(f)(4). The Contribution Percentage will be zero for an eligible Employee who received no allocation of Aggregate Contributions.

         4.10 Contribution Percentage Limits: The Contribution Percentage for the eligible Employees for any Plan Year who are Highly Compensated Employees shall not exceed the greater of (a) or (b), as follows:

                  (a) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 1.25; or

                  (b) the lesser of (i) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees times 2.0 or (ii) the Contribution Percentage for the eligible Employees who are not Highly Compensated Employees plus two percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  The Contribution Percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf or to make after-tax contributions under one or more plans described in Section 401(a) of the Code that are maintained by an Employer or an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                  In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the Contribution Percentage shall be determined as if all such plans were a single plan. If two or more plans are permissively aggregated for the purposes of Code Section 410(b) (other than the average benefit percentage test), then the Contribution Percentage shall be determined as if all such plans were a single plan.

         4.11 Treatment of Excess Aggregate Contributions: If neither of the tests described above in Section 4.10 is satisfied with respect to the Aggregate Contributions, the excess Aggregate Contributions, plus any income and minus any loss attributable thereto, shall be forfeited or, if not forfeitable, shall be distributed no later than the last day of the Plan Year following the Plan Year in which such excess Aggregate Contributions were made. Such income shall include the allocable gain or loss for the Plan Year only. The income or loss attributable to the Participant's excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income or loss attributable to the Participant's Account for the Plan Year by a fraction, the numerator of which is the excess Aggregate Contribution, and the denominator of which is the Participant's total Employer Matching and After-Tax Contribution Account balances. Excess Aggregate Contributions shall be treated as Annual Additions under Section 5.4 of the Plan.

                  The excess Aggregate Contributions, if any, of each Participant who is among the Highly Compensated Employees shall be determined by computing the maximum Contribution Percentage under (a) or (b) of Section 4.10 and then reducing the Contribution Percentage of some or all of such Participants whose Contribution Percentage exceeds the maximum through the distribution or forfeiture of the excess Aggregate Contributions, on the basis of the amount of such excess contributions attributable to such Participants, as necessary to reduce the overall Contribution Percentage for eligible Participants who are among the Highly Compensated Employees to a level which satisfies either (a) or (b) of Section 4.10, according to the following procedures:

                  (a) the Aggregate Contributions of the Highly Compensated Employee or Employees with the highest dollar amount of such contributions shall be reduced to equal the dollar amount of the Aggregate Contributions of the Highly Compensated Employee or Employees with the next highest dollar amount of such contributions;

                  (b) the reduction amount determined in clause (a) shall be forfeited by or, if not forfeitable, distributed to the Highly Compensated Employee or Employees who had the highest dollar amount of Aggregate Contributions prior to such reduction; and

                  (c) the procedures in clauses (a) and (b) shall be repeated until the total excess Aggregate Contributions are forfeited and/or distributed and compliance is achieved with (a) or (b) of Section 4.10.

If these forfeitures and/or distributions are made, the Contribution Percentage is treated as meeting the nondiscrimination test of Section 401(m)(2) of the Code regardless of whether the Contribution Percentage, if recalculated after such forfeitures and/or distributions would satisfy Section 401(m)(2) of the Code. For purposes of Section 401(m)(9) of the Code, if a corrective distribution of excess Aggregate Contributions has been made, the Contribution Percentage for Highly Compensated Employees is deemed to be the largest amount under Section 401(m)(2) of the Code.

                  For each Participant who is a Highly Compensated Employee, the amount of excess Aggregate Contributions is equal to the total Employer Contributions and After-Tax Contributions on behalf of the Participant (determined prior to the application of this paragraph) minus the amount determined by multiplying the Participant's actual contribution ratio (determined after application of this paragraph) by his Compensation used in determining such ratio. The individual ratios and Contribution Percentages shall be calculated to the nearest 1/100 of 1% of the Employee's Compensation, as such term is used in paragraph (b) of Section 4.10.

         4.12 Multiple Use of Alternative Limitation Shall Not Apply: The multiple use test described in Treasury Regulation Section 1.401(m)- 2 shall not apply for any Plan Year.

         4.13 Employer Matching Contributions and Pre-Tax Contributions to Be Tax Deductible: Employer Matching Contributions, Profit Sharing Contributions and Pre-Tax Contributions shall not be made in excess of the amount deductible under applicable federal law now or hereafter in effect limiting the allowable deduction for contributions to profit-sharing plans. Employer Matching Contributions, Profit Sharing Contributions and Pre-Tax Contributions to this Plan when taken together with all other contributions made by the Employer to other qualified retirement plans shall not exceed the maximum amount deductible under Section 404 of the Code.

         4.14 Maximum Allocations: Notwithstanding the above, the total Annual Additions made to the Account of any Participant shall not exceed the limits prescribed in Section 5.4.

         4.15 Refunds to Employer: Once Contributions are made to the Plan by the Employer on behalf of the Participants, they are not refundable to the Employer unless a Contribution:

                  (a) was made by mistake of fact; or

                  (b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

Any Contribution made by the Employer during any Plan Year in excess of the amount deductible or any Contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A Contribution made by reason of a mistake of fact may be refunded only within one year following the date of payment. Any Contribution to be refunded because it was not deductible under Section 404 of the Code may be refunded only within one year following the date the deduction was disallowed. Earnings attributable to any such excess Contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Participant to be reduced to less than the Participant's Account balance would have been had the mistaken amount, or the amount determined to be non-deductible, not been contributed.

                  Moreover, the contributions of the Employer to the Plan for all Plan Years shall be returned to the Employer within one year in the event that the Commissioner of Internal Revenue initially fails to rule that the Plan and Trust are qualified and tax-exempt within the meaning of Code Sections 401 and 501, but only if such application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe.

         4.16 Rollover Contributions: Notwithstanding any other provision of the Plan, the Trustee shall be authorized to accept an "eligible rollover distribution" within the meaning of

Code Section 402(c)(4) from an "eligible retirement plan" within the meaning of Code Section 402(c)(8)(B) on behalf of, or from, a person who is (or who will be entitled under Section 3.1 to become) a Participant in this Plan, provided that such amounts contributed to this Plan are amounts described in Section 402(c)(2), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii) or 457(e)(16) of the Code.
Such a transferred distribution is referred to herein as a "rollover contribution." The acceptance of rollover contributions under this Section 4.16 shall be subject to the following conditions:

                  (a) No rollover contribution shall be in an amount less than $500.

                  (b) Rollover contributions shall be in cash only.

                  (c) No rollover contribution may be transferred to the Plan without the prior approval of the Committee or its designee. The Committee shall develop such procedures and may require such information from an Employee desiring to make such a transfer as it deems necessary or desirable. The Committee may act in its sole discretion in determining whether to accept the transfer, and shall act in a uniform, non-discriminatory manner in this regard.

                  (d) Upon approval by the Committee or its designee, a rollover contribution shall be paid to the Trustee to be held in the Trust Fund.

                  (e) A separate Rollover Account shall be established and maintained for each Employee who has made a rollover contribution; provided, however, that the portion of such amounts contributed, if any, that are after-tax employee contributions not includable in gross income shall be accounted for separately, including separate accounting for the portion of such contribution that is includable in gross income and the portion that is not so includable. A Rollover Account shall share in the earnings and/or losses of the Trust Fund (and component Investment Funds in which such account may be invested) commencing on the Valuation Date coincident with or next following the date on which the transferred amount is placed in the Trust Fund. The Employee's interest in his Rollover Account shall be fully vested and non-forfeitable. If an Employee who is otherwise eligible to participate in the Plan but who has not yet begun participation under
         Section 3.1 of the Plan makes a rollover contribution to the Plan, his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                  (f) The Committee shall be entitled to rely on the representation of the Employee that the rollover contribution is an eligible rollover distribution. If, however, it is determined that a transfer received from or on behalf of a Employee failed to qualify as an eligible rollover distribution within the meaning of Code Section 402(c)(4), then the balance in the Employee's Rollover Account attributable to the ineligible transfer shall, along with any earnings thereon, as soon as is administratively practicable, be:

                           (1) segregated from all other Plan assets;

                           (2) treated as a non-qualified trust established by
                  and for the benefit of the Participant; and

                           (3) distributed to the Employee.

         Such an ineligible transfer shall be deemed never to have been a part of the Plan or Trust.

                                    ARTICLE V

                             PARTICIPANTS' ACCOUNTS

         5.1 Trust Accounts: The Committee shall create and maintain adequate records to reflect all transactions of the Trust Fund and to disclose the interest in the Trust Fund of each Participant (whether on active or inactive status), former Participant and Beneficiary.

                  (a) Accounts: Accounts shall be maintained for each Participant as may be appropriate from time to time to reflect his interest in each Investment Fund in which he may be participating at any time as contemplated under Section 8.1. The interest in each available Investment Fund attributable to the Pre-Tax and/or After-Tax Contributions made by or on behalf of each Participant under the Plan shall be reflected in a Pre-Tax Contribution Account and/or an After-Tax Contribution Account for each Participant, respectively. The interest in each available Investment Fund of each Participant attributable to Employer Matching Contributions made to the Plan shall be reflected in an Employer Matching Account for each such Participant. The interest in each available Investment Fund of each Participant attributable to Profit Sharing Contributions made to the Plan shall be reflected in an Employer Matching Account and/or a Profit Sharing Account, respectively, for each such Participant. The interest in the Investment Funds of each Participant attributable to any rollover contributions pursuant to Section 4.16 shall be reflected in a Rollover Account.

                  (b) As applicable, the amounts in the REMA Union Plan "Pre-Tax Contribution Accounts," "After-Tax Contribution Accounts," "Matching Contribution Accounts," "Profit Sharing Contribution Accounts" and "Rollover Accounts" of REMA Union Plan Participants transferred to the Plan pursuant to the merger of the REMA Union Plans with and into the Plan shall be reflected in the Pre-Tax Contribution Accounts, After-Tax Contribution Accounts, Employer Matching Accounts, Profit Sharing Accounts and Rollover Accounts, respectively, for such Participants. With respect to Local 47 Employees and Local 66 Employees whose "Pre-Tax Contribution Accounts," "After-Tax Contribution Accounts," "Employer Matching Accounts," "Profit Sharing Accounts" and "Rollover Accounts" under the REI Savings Plan are transferred to the Plan following the Transfer Date, the transferred balances of such accounts shall be reflected in the Pre-Tax Contribution Accounts, After-Tax Contribution Accounts, Employer Matching Accounts, Profit Sharing Accounts and Rollover Accounts, respectively, for such Participants.

                  (c) Rights in Trust Fund: The maintenance of individual Accounts is only for accounting purposes, and a segregation of the assets of the Trust Fund to each Account shall not be required. Distribution and withdrawals made from an Account shall be charged to the Account as of the date paid.

         5.2 Valuation of Trust Fund: A valuation of the Trust Fund shall be made as of each Valuation Date of each Plan Year. For the purposes of each such valuation, the assets of each Investment Fund shall be valued at their respective current market values, and the amount of any obligations for which the Investment Fund may be liable, as shown on the books of the Trustee, shall be deducted from the total value of the assets. For the purposes of maintenance of books of account in respect of properties comprising the Trust Fund, and of making any such valuation, the Trustee shall account for the transactions of the Trust Fund on an accrual basis. The current market value shall, for the purposes hereof, be determined as follows:

                  (a) Where the properties are securities which are listed on a securities exchange, or which are actively traded over the counter, the value shall be the net asset value, if appropriate, otherwise, the last recorded sales price. In the event transactions regarding such property are recorded over more than one such exchange, the Trustee may select the exchange to be used for purposes hereof. Recorded information regarding any such securities published in The Wall Street Journal or any other publication deemed appropriate may be relied upon by the Trustee. If no transactions involving any such securities have been recorded as of a particular Valuation Date, then such securities shall be valued as provided in paragraph (b) below.

                  (b) Where paragraph (a) hereof shall be inapplicable in the valuation of any properties, the Trustee shall obtain from at least two qualified persons an opinion as to the value of such properties as of the close of business on the particular Valuation Date. The average of such estimates shall be used.

         5.3 Allocation to Accounts:

                  (a) Pre-Tax Contributions, After-Tax Contributions, Employer Matching Contributions and Profit Sharing Contributions:

                           (i) Pre-Tax Contributions and After-Tax Contributions
                  received in the Trust Fund shall be allocated and credited as soon as practicable after the close of each applicable payroll period to the respective Pre-Tax Contribution Accounts and After-Tax Contribution Accounts of the Participants, and shall be invested in the Investment Funds in accordance with the Participants' instructions pursuant to Section 8.1.

                           (ii) Employer Matching Contributions, other than
                  discretionary Employer Matching Contributions, pursuant to
                  Section 4.1 received in the Trust Fund shall be allocated and credited as soon as practicable after the close of each applicable payroll period to such Participants' Employer Matching Accounts in accordance with Section 4.1 and shall be invested in the Investment Funds in accordance with the Participants' instructions pursuant to Section 8.1.

                           (iii) Discretionary Employer Matching Contributions
                  pursuant to Section 4.1 received in the Trust Fund shall be allocated and credited as soon as practicable after the end of the applicable Plan Year, but in no event later than the time prescribed by law for the filing of the federal income tax return for the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return, to such Participants' Employer Matching Accounts in accordance with Section 4.1 and shall be invested in the Reliant Resources Common Stock Fund in accordance with Section 8.1.

                           (iv) Payroll Profit Sharing Contributions, if any,
                  under Section 4.1 received in the Trust Fund shall be allocated and credited as soon as practicable after the close of each applicable payroll period to the Profit Sharing Accounts of the eligible Participants in an amount equal to the percentage of each such Participant's eligible Compensation for the applicable payroll period in accordance with Section 4.1, and shall be invested in the Investment Funds in accordance with the Participant's instructions pursuant to Section 8.1.

                           (v) An Annual Profit Sharing Contribution, if any,
                  under Section 4.1 received in the Trust Fund for a Plan Year shall be allocated and credited as soon as practicable after the end of the applicable Plan Year, but in no event later than the time prescribed by law for the filing of the federal income tax return for the Company for the applicable Plan Year, including any extension which has been granted for the filing of such tax return, to the Profit Sharing Accounts of the eligible Participants in an amount equal to the ratio that the sum of each such eligible Participant's Compensation for that applicable Plan Year bears to the total Compensation for all such eligible Participants for such applicable Plan Year, and shall be invested (1) if made in cash, in the Investment Funds in accordance with the Participants' instructions pursuant to Section 8.1, and (2) if made in Company Stock, in the Reliant Resources Common Stock Fund.

                  (b) Adjustment Procedures: The Accounts of Participants, former Participants and Beneficiaries shall be adjusted in accordance with the following:

                           (i) Earnings of the Investment Funds: The earnings
                  (or loss) of each Investment Fund since the preceding Valuation Date (including the appreciation or depreciation in value of the assets of the Investment Fund) shall be allocated to the Accounts of Participants (other than a terminated Participant's Accounts which have become current obligations of the Investment Fund) in proportion to the balances in such Accounts invested in such Investment Fund on the preceding Valuation Date, but after first reducing each such Account balance by any distribution from such Accounts since the preceding Valuation Date.

                           (ii) Forfeitures: As of each Valuation Date, any
                  amounts in the Employer Matching Accounts and Profit Sharing Accounts, if any, which have become forfeitures since the preceding Valuation Date shall first be made available to reinstate previously forfeited Account balances of former Participants, if any, in accordance with Section 6.9 and previous Participants who have unclaimed benefits, if any, in accordance with Section 6.11 and/or to pay incident expenses of the Plan. The remaining forfeitures from the Employer Matching Accounts and Profit Sharing Accounts, if any, shall be used to reduce Employer Matching Contributions and Profit Sharing Contributions as specified under Section 4.1.

         5.4 Maximum Annual Additions: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to the Account of a Participant for any Plan Year commencing on or after the Effective Date shall be subject to the following limitations:

                  (a) Single Defined Contribution Plan

                  1. If an Employer does not maintain any other qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                  4. If there is an Excess Amount with respect to a Participant for the Limitation Year, such Excess Amount shall be disposed of as follows:

                           A. There shall first be returned to the Participant
                  his After-Tax Unmatched Contributions, as defined in Section 4.3, if any, attributable to that Limitation Year to the extent such returned and reduced contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's Profit Sharing Contributions, if any, attributable to that Limitation Year shall be released and allocated to a suspense account in the manner set forth in Paragraph B below to the extent such returned and reduced contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's Pre-Tax Unmatched Contributions, as defined in
                  Section 4.2, if any, attributable to that Limitation Year shall be returned to the Participant to the extent such returned contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's After-Tax Matched Contributions, as defined in Section 4.3, if any, attributable to that Limitation Year shall be returned to the Participant, and the Employer Matching Contributions made with respect to said After-Tax Matched Contributions shall be reduced and allocated to a suspense account in the manner set forth in Paragraph B below, both to the extent such returned and reduced contributions would reduce the Excess Amount. If any such Excess Amount shall then remain, the Participant's Pre-Tax Matched Contributions, as defined in Section 4.2, if any, attributable to that Limitation Year shall be returned to the Participant, and the Employer Matching Contributions made with respect to said Pre-Tax Matched Contributions shall be reduced and allocated to a suspense account in the manner set forth in Paragraph B below, both to the extent such returned and reduced contributions would reduce the Excess Amount. All such amounts shall be adjusted for any income or loss allocated thereon.

                           B. The amount of the reduction of the Employer
                  Matching Contributions and/or Profit Sharing Contributions for the Participant shall be reallocated out of the Employer Matching Account or Profit Sharing Account, as applicable, of such Participant and shall be held in a suspense account that shall be applied as a part of (and to reduce to such extent what would otherwise be) the Employer Matching Contributions and/or Profit Sharing Contributions for all Participants required to be made to the Plan during the next subsequent calendar quarter or quarters. No portion of such Excess Amount may be distributed to Participants or former Participants. If a suspense account is in existence at any time during the Limitation Year pursuant to this Paragraph B, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

                  (b) Two or More Defined Contribution Plans

                  1. If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

                           A. the Maximum Permissible Amount, reduced by the sum
                  of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under such other defined contribution plan or plans; or

                           B. any other limitation contained in this Plan.

                  2. Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amount referred to in paragraph 1.A. above may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer Contribution (including allocation of forfeitures) based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

                  3. As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in paragraph 1.A. above shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

                  4. If a Participant's Annual Additions under this Plan and all such other defined contribution plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated.

                  5. If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

                           A. the total Excess Amount allocated as of such date
                  (including any amount which would have been allocated but for the limitations of Section 415 of the Code); times

                           B. the ratio of (i) the amount allocated to the
                  Participant as of such date under this Plan divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Section 415 of the Code).

                  6. Any Excess Amounts attributed to this Plan shall be disposed of as provided in paragraph (a) above.

                  (c) Definitions

                  1. Employer: The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)) or which constitutes trades and businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) as modified by Section 415(h)) or an affiliated service group (as defined in Section 414(m)), all such employers shall be considered a single Employer for purposes of applying the limitations of this Section.

                  2. Annual Additions: With respect to each Plan Year (Limitation Year), the total of the Employer Matching Contributions, Pre-Tax Contributions, After-Tax Contributions, Profit Sharing Contributions, forfeitures and amounts described in Sections 415(e)(1) and 419(d)(2) of the Code, which are allocated to the Participant's Account; excluding, however, any amounts contributed to reinstate an amount forfeited or an unclaimed benefit.

                  3. Excess Amount: The excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

                  4. Limitation Year: A 12 consecutive month period ending on December 31.

                  5. Maximum Permissible Amount: For a Limitation Year, the Maximum Permissible Amount with respect to any Participant shall be the lesser of:

                           A. $40,000, as adjusted by the Secretary of the
                  Treasury or his delegate pursuant to Code Section 415(d); or

                           B. 100% of the Participant's Compensation for the
                  Limitation Year.

                  6. Compensation: For purposes of applying the limitations of Code Section 415, Compensation shall include the Participant's wages, salaries, fees for professional service and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with an Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances) and shall exclude the following:

                           A. (i) Contributions made by the Employer to a plan
                  of deferred compensation to the extent that, before the application of the

                  Code Section 415 limitations to the Plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed, (ii) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income and (iii) any distributions from a plan of deferred compensation regardless of whether such amounts are includable in the gross income of the Employee when distributed, except any amounts received by an Employee pursuant to an unfunded non-qualified plan to the extent such amounts are includable in the gross income of the Employee;

                           B. Amounts realized from the exercise of a
                  non-qualified stock option or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                           C. Amounts realized from the sale, exchange or other
                  disposition of stock acquired under a qualified stock option; and

                           D. Other amounts which receive special tax benefits,
                  such as premiums for group life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

                  For the purposes of this Section, Compensation shall include any and all items which may be included in Compensation under Code
         Section 415(c)(3), including (i) any elective deferral (as defined in Code Section 402(g)(3)) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code
         Section 125, 132(f)(4) or 457, but shall exclude amounts that would otherwise be excluded from an Employee's gross income by reason of the application of Code Section 402(h)(1)(B) and, in the case of Employer contributions made pursuant to a salary reduction agreement, Code
         Section 403(b). The foregoing notwithstanding, Compensation shall be limited to $200,000 (or such other amount provided under Code Section 401(a)(17)), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B).

                  7. Average Compensation: The average compensation during a Participant's high three years of Service, which period is the three consecutive calendar years (or the actual number of consecutive years of employment for those Employees who are employed for less than three consecutive years with the Employer) during which the Participant had the greatest aggregate compensation from the Employer.

                  8. Annual Benefit: A benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan to which Employees do not contribute and under which no rollover contributions are made.

                                   ARTICLE VI

                             PARTICIPANTS' BENEFITS

         6.1 Termination of Service: In the event of termination of Service of a Participant who is a Local 47 Employee, Local 327 Employee, Local 459 Employee or Local 777 Employee for any reason, such Participant shall, subject to the further provisions of the Plan, be entitled to receive 100% of the values in his Pre-Tax Contribution Account, After-Tax Contribution Account, Employer Matching Account, Profit Sharing Account and Rollover Account, as applicable.

                  In the event of termination of Service of a Participant who is a Local 66 Employee, for any reason other than Disability, Retirement or death, such Participant shall, subject to the further provisions of the Plan, be entitled to receive (a) 100% of the values in his Pre-Tax Contribution Account, After-Tax Contribution Account, and Rollover Account, as applicable, plus (b) a portion of his Employer Matching Account, determined by reference to his number of years of Vesting Service and the following schedule:

                                                                           Vesting
                    Years of Vesting Service                              Percentage
                    ------------------------                              ----------
                    Less than 2                                                0%
                    2 but less than 3                                         25%
                    3 but less than 4                                         50%
                    4 but less than 5                                         75%
                    5 and more                                               100%

                  If such Participant terminates Service and, at the time of termination, the present value of the Participant's vested benefit is zero, the Participant will be deemed to have then received a distribution of such vested benefit. Any portion of the Employer Matching Account of a terminated Participant in excess of the vested portion specified herein shall be forfeited to the extent provided in Section 6.9. Payment of benefits due under this Section shall be made in accordance with Section 6.6.

         6.2 Disability of Participants: If a Participant satisfies the definition of "Disability" under the Company's Long-Term Disability Plan and commences to receive disability benefits thereunder, such Participant (a) to the extent not vested, shall be fully vested in the entire amount of his Account as of the date of the Disability and (b) shall be entitled to receive such amount in accordance with Section 6.6. The determination of whether a Participant has become "Disabled" under the Company's Long-Term Disability Plan by such disability plan's administrator shall be final and binding on all parties concerned.

         6.3 Death of Participants: In the event of termination of a Participant's Service due to his death, to the extent not vested, the entire amount of such Participant's Account shall be fully vested as of his date of death and such Account balance shall be distributable in accordance with Section 6.6. If a Participant's death occurs prior to filing his written election to commence the payment of his benefit under the Plan, after receipt by the Committee of acceptable proof of death, the entire vested amount in the Account of such Participant shall be payable as follows:

                  (a) The Participant's Account shall be distributed to the Participant's surviving spouse, but if there is no surviving spouse, or if the surviving spouse has previously consented by a qualified election pursuant to Section 6.3(b), to the Beneficiary or Beneficiaries designated by the Participant in a written designation filed with his Employer. If no such designation shall have been so filed, or if no designated Beneficiary survives the Participant or can be located by the Committee, using reasonable diligence, within six months of the Participant's death, then such Participant's Account shall be distributed to the duly appointed and serving personal representative of the Participant's estate, but only if that personal representative can provide the Committee with what the Committee reasonably determines is satisfactory documentary proof of that appointment and of the personal representative's identity (collectively, "Documentary Proof"); if, within six months of the Participant's death, there is no duly appointed and serving personal representative of the Participant's estate who has provided the Committee with Documentary Proof, or if such decedent left no will, then such Participant's Account shall be distributed to the Participant's heirs at law, determined in accordance with the laws of intestate succession of the state in which the Participant was domiciled at the time of the Participant's death, provided that such heirs provide the Committee with what the Committee reasonably determines is satisfactory Documentary Proof of information the Committee believes it needs to make the distribution to such heirs. No designation of any Beneficiary other than the Participant's surviving spouse shall be effective unless in writing and received by the Participant's Employer and in no event shall it be effective as of the date prior to such receipt. The former spouse of a Participant shall be treated as a surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

                  (b) The Participant's spouse may waive the right to be the Participant's sole Beneficiary and consent to the Beneficiary designation made by the Participant. The waiver must be in writing and the spouse must acknowledge the effect of the waiver. The spouse's waiver must be witnessed by a Plan representative or a notary public. The Beneficiary designated by the Participant may not be changed without the spouse's consent, unless the consent of the spouse permits designation of Beneficiaries by the Participant without any requirement of further consent by the spouse. The Participant may file a waiver without the spouse's consent if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse may not be located. Any consent under this Section 6.3(b) will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior spousal waiver may be made by a Participant without the consent of the spouse at any time before the distribution of the Account. The number of revocations shall not be limited.

         6.4 Retirement of Participants on or After Retirement Date: A Participant's interest in the full balance of his Account shall be fully vested and non-forfeitable upon reaching his Retirement Date. Any Participant who terminates his Service on or after his Retirement Date shall attain a fully vested non-forfeitable interest in the entire amount of his Account and shall be entitled to receive the entire amount of his Account upon the termination of his Service.

         6.5 In-Service Distributions: Except to the extent that distribution of a Participant's Account is required prior to termination of his employment under
Section 6.10 hereof (in the case of a Participant whose required beginning date occurs prior to his termination of employment), under Section 10.5 hereof relating to termination of the Plan, or at the election of the Participant under
Article VII relating to certain withdrawals and loans, no distribution or withdrawal of any benefits under the Plan shall be permitted prior to the Participant's "severance from employment, death or disability" within the meaning of Code Section 401(k) and the regulations thereunder other than a distribution authorized under the Plan upon the occurrence of an event described in, and made in accordance with, Code Section 401(k)(10) or any successor provision of the Code.

         6.6 Payments of Benefits: Upon a Participant's entitlement to payment of benefits under either Section 6.1, 6.2 or 6.4, he shall file his written election on such form or forms, and subject to such conditions, as the Committee shall prescribe. His election shall specify whether he wishes payment of his benefits to be made or commence as of such entitlement or to be deferred to the extent provided below and subject to Section 6.10. If a payment becomes due for any reason other than death and if the amounts due from the Participant's Accounts are in excess of $5,000, payment of such amounts shall be deferred to the extent provided below unless the Participant consents to earlier payment. Unless a Participant elects otherwise, payment of his benefits under this Plan shall be made or commence no later than the 60th day after the latest of the end of the Plan Year in which (a) the Participant attains age 65, (b) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan or (c) the Participant's Service terminates. If the Participant so consents to an earlier payment, such payment shall be made as soon as practicable. Notwithstanding any other provision of this Section 6.6 or the Plan to the contrary, if the amounts due from the Participant's Accounts do not exceed $5,000, payment of such amounts shall automatically be made in a lump-sum payment as soon as administratively practicable following termination of Service for any reason.

                  In the case of a distribution under Section 6.3 on account of the Participant's death, subject to subsection (b)(i) below, the Committee shall pay the entire amount in the Participant's Accounts to the party or parties entitled thereto under Section 6.3 in a lump-sum distribution in cash or, if timely elected by such party or parties, all or a portion in kind in the shares of Company Stock held in an Account invested in the Reliant Resources Common Stock Fund, and, if applicable, CenterPoint Common Stock held in an Account invested in the CenterPoint Common Stock Fund, within five years after the death of such Participant.

                  Subject to the requirements of Section 6.10 and except as otherwise provided in this Section 6.6, any distribution to be made to a Participant under the provisions of this Article VI following his termination of employment shall be made or commence as soon as administratively practicable after the Participant files his written election, in the form and manner prescribed by the Committee, to receive the amounts in his Accounts, with such amounts to be paid in one of the following methods:

                  (a) Except as provided in subsection (b) below, as elected by such Participant:

                           (i) Lump-Sum Distributions: As a lump-sum
                  distribution in cash, provided that no lump-sum distribution may be paid to the Participant unless he has elected such distribution on an election form prescribed by the Committee.

                           (ii) Installment Payments: As monthly, quarterly,
                  semi-annual or annual installment payments over a specified term of 10 years or less, as elected by the Participant, in cash ("Installment Payments"), provided that no Installment Payments may be paid to the Participant unless he has elected such payments on an election form prescribed by the Committee, with such Installment Payments continuing to the Participant's Beneficiary designated on such election form (or his Beneficiary under the Plan in lieu of a valid election form designation) if the Participant's death occurs during the term of the Installment Payments. After Installment Payments commence, the Participant (or his Beneficiary, as provided above in the event of the Participant's death) shall have the right at any time to convert the remaining balance of his Account to a lump-sum distribution.

                           (iii) In-Kind Distributions: As a distribution in
                  kind of the shares held for his Account in the Reliant Resources Common Stock Fund and/or CenterPoint Common Stock Fund (collectively, "Common Stock Funds"), as described below. A Participant may elect to receive any percentage, up to 100%, of the vested portion of his Accounts in the Common Stock Funds in whole shares of Company Stock as a lump-sum distribution in whole shares, with any remaining Common Stock Fund balances and any other Investment Fund balances distributed in cash as a lump-sum distribution or as Installment Payments, as elected by the Participant. If a Participant elects to receive the entire vested portion of his Accounts in the Common Stock Funds in whole shares of Company Stock and/or CenterPoint Common Stock, such Participant shall be entitled to receive a number of whole shares of Company Stock and/or CenterPoint Common Stock, plus the cash value of any partial shares of Company Stock and/or CenterPoint Common Stock, necessary to equal the sum of (A) the value in the Common Stock Funds held in his Pre-Tax Contribution Account, and/or his After-Tax Contribution Account and/or his Profit Sharing Account as of the Valuation Date specified in Section 6.8, and (B) the vested portion of the value in the Common Stock Funds held in his Employer Matching Account as of such Valuation Date. If a Participant elects to receive a percentage which is less than 100% of the vested portion of his Accounts in the Common Stock Fund, in whole shares of Company Stock and/or CenterPoint Common Stock, then the result obtained from the preceding formula shall be multiplied by such percentage to obtain the number of whole shares of Company Stock and/or CenterPoint Common Stock and cash for partial shares of Company Stock and/or CenterPoint Common Stock to be distributed to such Participant. The foregoing not withstanding, an in-kind distribution may not be paid to the Participant unless he has elected such distribution on an election form prescribed by the Committee.

                  All amounts attributable to (i) any excess of the values attributable to the interest in his Pre-Tax Contribution Account and/or his After-Tax Contribution Account and Profit Sharing Account, and the vested portion of his interest in his Employer Matching Account that are invested in the Common Stock Funds, over the interest therein provided to be distributed to him in kind, plus (ii) any interest of such Participant in his Pre-Tax Contribution Account and/or his After-Tax Contribution Account in any other Investment Fund, with the exception of the Common Stock Funds, shall be distributed in cash.

                  (b) If the Participant is a Local 777 Employee or, prior to February 18, 2002, a Local 327 Employee:

                           (i) Normal Form of Payment. Unless an optional form
                  of payment under clause (ii) below is selected pursuant to a Qualified Election, as defined in this clause (i) below, within the 90-day period ending on a Participant's Annuity Starting Date, a Participant's Account will be distributable following his termination of employment in the form of a Qualified Joint and Survivor Annuity.

                           If a married Participant dies before his Annuity
                  Starting Date, then the Participant's Accounts will be paid in the form of a Qualified Pre-Retirement Survivor Annuity unless such form of payment has been waived within the "Election Period" pursuant to a "Qualified Election" (as each is defined below). If a married Participant who validly waives the Qualified Pre-Retirement Survivor Annuity dies prior to his Annuity Starting Date, his Plan Accounts will be paid to his Beneficiary in accordance with Section 6.3. Additionally, if a married Participant dies before his Annuity Starting Date without validly waiving the Qualified Pre-Retirement Survivor Annuity, the spouse of such Participant may waive the Qualified Pre-Retirement Survivor Annuity. Within a reasonable time after the death of a Participant, the Participant's spouse may elect to have benefits commence subsequent to such election.

                           For purposes of this clause (i):

                           The "Election Period" is the period which begins on
                  the first day of the Plan Year in which the Participant attains the age of 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to the Plan Accounts as of the date of separation, the Election Period shall begin on the date of separation. A valid election may be made prior to the first day of the Plan Year in which he attains age 35; however, such election shall be ineffective as of such first day. A new election must be filed on or after such first day to validly waive the Qualified Pre-Retirement Survivor Annuity.

                           A "Qualified Election" is a waiver of a Qualified
                  Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's spouse. The spouse's consent to a waiver must be notarized or witnessed by a Plan representative, as provided in Section 6.3. Notwithstanding this consent requirement, if the Participant states on the applicable form provided for that purpose by the Committee and notarized or witnessed by a Plan representative that (A) Participant is able to establish to the satisfaction of the Committee that he has no spouse; (B) the Participant's spouse cannot be located; or (C) there are other circumstances under which consent of the spouse is not required in accordance with applicable U.S. Treasury or Department of Labor regulations, a waiver by the Participant's spouse will not be required. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated spouse. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. A new waiver can be made thereafter, but a new consent of the spouse will be required. The number of revocations and waivers shall not be limited.

                           (ii)     Notice Requirement.

                                    (A) Notice of Qualified Joint and Survivor
                           Annuity. In the case of a Qualified Joint and Survivor Annuity, the Committee shall provide each Participant with a written explanation of:

                                             (1) the terms and conditions of a
                                    Qualified Joint and Survivor Annuity;

                                             (2) the Participant's rights to
                                    make, and the effect of, an election to
                                    waive the Qualified Joint and Survivor
                                    Annuity form of benefit;

                                             (3) the rights of a Participant's
                                    spouse; and

                                             (4) the right to make, and the
                                    effect of, a revocation of a previous
                                    election to waive the Qualified Joint and Survivor Annuity.

                           The notice shall be provided no earlier than 90 days before the Annuity Starting Date. The Participant shall have 30 days from the date such notice is provided to make his election. A Participant may, with Spousal Consent, waive this 30-day election period if the distribution commences more than seven days after such notice is provided.

                           (B) Notice of Qualified Pre-Retirement Survivor
                  Annuity. In the case of a Qualified Pre-Retirement Survivor Annuity, the Committee shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, or, if later, within a reasonable period after the Participant is hired, a written explanation of the Qualified Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Paragraph (A) above applicable to a Qualified Joint and Survivor Annuity.

                           (iii) Optional Form of Payment. The optional forms of
                  payment among which the Participant may elect in lieu of the normal form of payment described under clause (i) above, are the forms of payment provided above in subsection (a) of this
                  Section 6.6.

         6.7 Payment of Distribution Directly to Eligible Retirement Plan:

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.7, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  (b) The terms used in Section 6.7(a) above shall have the following meanings:

                           (i) Eligible Rollover Distribution: An Eligible
                  Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of 10 years or more; any distribution to the extent that such distribution is required under Section 401(a)(9) of the Code; any hardship distribution made under Section 401(k)(2)(B)(i)(IV) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (ii) Eligible Retirement Plan: An Eligible Retirement
                  Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), an annuity plan described in Section 403(a) of the Code, an eligible deferred compensation plan described in
                  Section 457(b) of the Code, which is maintained by an eligible employer described in Code Section 457(e)(1)(A), an annuity contract described in Section 403(b) of the Code, or a qualified trust described in Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                           (iii) Distributee: A Distributee includes an Employee
                  or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
                  Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                           (iv) Direct Rollover: A Direct Rollover is a payment
                  by the Plan to an Eligible Retirement Plan specified by the Distributee.

                  (c) In the event that a Distributee, after receiving the explanation required by Section 402(f) of the Code, does not affirmatively elect a Direct Rollover under Section 6.7(a) above, the Distributee shall be deemed to have elected not to have any portion of the Eligible Rollover Distribution paid directly to an Eligible Retirement Plan.

                  (d) Notwithstanding any provisions of this Section to the contrary, a Distributee may not elect a Direct Rollover with respect to Eligible Rollover Distributions under this Plan which are reasonably expected to total less than $200 during any calendar year.

         6.8 Participation Rights Determined as of Valuation Date Coinciding With or Preceding Termination of Employment: In the case of any Participant whose employment shall be terminated for any reason, no further credits or charges arising from any source shall be made to the Accounts of any such terminating Participant after the credits or charges made as of the Valuation Date coinciding with or immediately preceding his termination of employment, except for:

                  (a) Pre-Tax Contributions, After-Tax Contributions, Profit Sharing Contributions, and Employer Matching Contributions made subsequent to such Valuation Date;

                  (b) Withdrawals or distributions made subsequent to such Valuation Date; or

                  (c) In the case of a delayed distribution pursuant to a Participant's election as provided in Section 6.6, such subsequent adjustments to the values in the Accounts of such Participant up to the Valuation Date coinciding with or preceding the receipt of the Participant's election for distribution.

         6.9 Treatment of Non-Vested Account Balances upon Termination of
Service: This Section 6.9 does not apply to Participants who are fully vested at the time of termination of Service.

                  If a Participant receives an actual or deemed distribution pursuant to Section 6.1 prior to the close of the second Plan Year following the Plan Year in which the Participant's Service terminates, the non-vested portion of his Employer Matching Account and/or Profit Sharing Account shall be forfeited and shall become available for allocation as provided in Section 5.3. If a Participant who has received an actual distribution as described in this paragraph thereafter resumes Service under the Plan at any time, he shall be entitled to have the forfeited amounts reinstated to such Accounts upon his recommencement of participation in the Plan. If a Participant who has received a deemed distribution as described in this paragraph thereafter resumes Service under the Plan before incurring five consecutive one-year Breaks in Service, he shall be entitled to have the forfeited amounts reinstated to such Accounts upon his recommencement of participation in the Plan.

                  If a Participant does not receive a distribution of his vested benefit by the close of the second Plan Year following the Plan Year in which his Service terminates, but receives such a distribution before incurring five consecutive one-year Breaks in Service, the non-vested balance in the Participant's Employer Matching Account and/or Profit Sharing Account shall be credited to a separate account at the time of distribution of the vested benefit. If such a Participant is thereafter reemployed prior to incurring five consecutive one-year Breaks in Service, the Participant's vested interest in the separate account, including any gains or losses thereon, at any subsequent relevant time shall be an amount "X" determined by the following formula: X = P (AB + D) - D. For purposes of applying this formula: P is the vested percentage at such relevant time; AB is the account balance at the relevant time; D is the amount of the prior distribution to the Participant. If the Participant is not reemployed before he has incurred five consecutive one-year Breaks in Service, his separate account shall then be forfeited and shall become available for allocation as described in Section 5.3.

                  If a Participant does not receive a distribution of his vested benefit before incurring five consecutive one-year Breaks in Service, the non-vested balance in the Participant's Employer Matching Account and/or Profit Sharing Account shall then be forfeited and shall become available for allocation as described in Section 5.3.

         6.10 Required Minimum Distributions: Notwithstanding any provision of this Plan to the contrary, for a Participant attaining age 70 1/2, any benefits to which a Participant is entitled shall commence not later than the April 1 following the later of (a) the calendar year in which the Participant attains age 70 1/2 or (b) the calendar year in which the Participant's employment terminates (provided, however, that clause (c) of this sentence shall not apply in the case of a Participant who is a "5% owner" (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which such Participant attains age 70 1/2). Distributions under this Section 6.10 shall be at least equal to the required minimum distributions under Section 401(a)(9) of the Code; provided, however, that any installment distributions pursuant to this Section 6.10 for Participants who have not terminated employment shall be made over a period not to exceed 10 years.

                  The Plan will apply the minimum distribution requirements of
Section 401(a)(9) of the Code, in accordance with the regulations under Section 401(a)(9), that were proposed on January 17, 2001 until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

         6.11 Unclaimed Benefits: If at, after or during the time when a benefit hereunder is payable to any Participant, Beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such distributee, at his last known address, a written demand for his present address or for satisfactory evidence of his continued life, or both, and if such distributee shall fail to furnish the same to the Committee within two years from mailing of such demand, then the Committee may, in its sole discretion, determine that such Participant, Beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated, as if the death of the distributee (with no surviving Beneficiary) had occurred on the later of the date of the last payment made thereon, or the date such Participant, Beneficiary or other distributee first became entitled to receive benefit payments. Any such forfeited benefit shall be applied as a part of (and to reduce to such extent) the Employer Contributions required to be made next following the date such forfeiture is declared to be forfeited by the Committee. Notwithstanding the provisions of this Section 6.11, any such forfeited benefit shall be reinstated if a claim for the same is made by the Participant, Beneficiary or other distributee at any time thereafter. The reinstatement shall be made by a mandatory contribution by the Company, allocated solely to such reinstatement.

         6.12 Optional Forms of Benefits: Notwithstanding anything in the Plan to the contrary, all optional forms of benefits which are "Section 411(d)(6) protected benefits," as described in Treasury Regulations Section 1.411(d)-4, shall continue to be optional forms of benefits for Participants to whom the optional forms apply, notwithstanding any subsequent amendment of the Plan purporting to revise or delete any such optional form of benefit and notwithstanding any contrary provision of this Article VI or Article VII, unless otherwise permitted by applicable law.

                                  ARTICLE VII

                              WITHDRAWALS AND LOANS

         7.1 Hardship Withdrawals: A Participant who is a Local 459 Employee or Local 777 Employee and who, if applicable, obtains Spousal Consent, may make a withdrawal from his Pre-Tax Contribution Account (excluding credited investment earnings) on account of Hardship (as defined herein), subject to the following requirements:

                  (a) "Hardship" of a Participant as determined by the Committee, in its discretion, on the basis of all relevant facts and circumstances and in accordance with the following nondiscriminatory and objective standards, uniformly interpreted and consistently applied, and without regard to the existence of other resources which are reasonably available to the Participant in question, shall mean any one or more of the following:

                           (i) Unreimbursed expenses for medical care described
                  in Code Section 213(d) previously incurred by the Participant, his spouse or his dependent, as described in Code Section 152 ("Dependent"), or necessary for him, his spouse or his Dependent to obtain medical care;

                           (ii) Costs directly related to the purchase
                  (excluding mortgage payments) of a principal residence for the Participant;

                           (iii) Payment of tuition and related educational fees
                  for the next 12 months of post-secondary education for the Participant, his spouse, children or his Dependents;

                           (iv) Payments necessary to prevent his eviction from
                  the Participant's principal residence, or foreclosure on the mortgage of his principal residence;

                           (v) Costs and expenses of funeral and/or burial of
                  the Participant's spouse, parent, brother, sister, child, Dependent or member of his immediate household; or

                           (vi) Any other event identified by the Commissioner
                  of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.

                  (b) A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable by the Participant or voluntarily incurred by him.

                  (c) The minimum Hardship withdrawal is the lesser of $500 or the maximum amount available for withdrawal.

                  (d) Unless the Participant elects that the conditions of subsections (e) and (g) shall apply, the requirements of subsection (f) must be satisfied.

                  (e) The conditions of this subsection are:

                           (i) the Participant shall obtain all distributions
                  (other than Hardship distributions), and all nontaxable loans currently available under all plans maintained by the Employer or any Affiliate;

                           (ii) the Participant shall not be permitted to make
                  further Pre-Tax Contributions or After-Tax Contributions under the Plan (or other plan (whether or not qualified) or a stock option, stock purchase or similar plan maintained by the Employer or any Affiliate) for 6 months thereafter; and

                           (iii) the sum of the Participant's deferrals of
                  Compensation under this Plan (and other plans maintained by the Employer or any Affiliate) for the next taxable year shall not exceed the annual limit under Code Section 402(g), as adjusted, for that taxable year, minus the sum of such deferrals of Compensation by the Participant for the taxable year in which the Hardship distribution is received.

                  (f) To meet the requirements of this subsection, the Participant must certify to the Committee in writing that the financial need in question cannot be satisfied

                           (i) through reimbursement or compensation by
                  insurance or otherwise,

                           (ii) by reasonable liquidation of the assets of
                  himself or of those assets which he owns jointly or in common with his spouse, a child or any other person (but not of property held for his spouse or child under an irrevocable trust or the Uniform Gifts to Minors Act),

                           (iii) by cessation of Pre-Tax Contributions under
                  Section 4.2 and After-Tax Contributions under Section 4.3,

                           (iv) by other distributions or nontaxable (at the
                  time of the loan) loans from plans maintained by the Employer or by any other employer, or

                           (v) by borrowing from commercial sources on
                  reasonable commercial terms,

         and the Committee reasonably relies on such certification and has no actual knowledge and to the contrary.

                  (g) The conditions of this subsection, if any, shall be those prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices and/or other documents of general applicability, as an alternate method under which a Hardship distribution will be deemed to be necessary to satisfy an immediate and heavy financial need.

                  (h) A Participant whose Pre-Tax Contributions and After-Tax Contributions have been suspended under subsection (e) nevertheless shall be included in determinations under Sections 4.4 through 4.12 if he would otherwise be so included.

                  (i) No more than one Hardship withdrawal may be made to a Participant in any consecutive 12-month period.

         7.2 Account Withdrawals: Participants may request the following in-service withdrawals, subject to the requirements set forth herein:

                  (a) Age 59 1/2 Withdrawals. Subject to subsection (d) below, a Participant who has attained age 59 1/2 or older may withdraw all or any portion of his Pre-Tax Contribution Account, After-Tax Contribution Account, Employee Matching Account and Rollover Account, provided that the minimum withdrawal amount shall be the lesser of $500 or the total of the Account balances available for withdrawal, with such balances determined as of the Valuation Date immediately preceding the withdrawal distribution date. To obtain an age 59 1/2 withdrawal under this subsection (a), the Participant must submit a request to the Committee or its designee in the manner and form approved by the Committee. Amounts withdrawn under this subsection (a) shall be charged to, and withdrawn from, a Participant's Accounts, to the extent applicable, in the following order: (i) Pre-Tax Unmatched Contributions (including earnings thereon) and then Pre-Tax Matched Contributions (including earnings thereon) in the Pre-Tax Contribution Account; (ii) the Rollover Account; (iii) After-Tax Unmatched Contributions (including earnings thereon) and then After-Tax Matched Contributions (including earnings therein) in the After-Tax Contribution Account; and
         (iv) the Employer Matching Account.

                  (b) After-Tax Contribution Account. Subject to subsection (d) below, a Participant who has made After-Tax Contributions to the Plan may withdraw all or any portion of the balance of his After-Tax Contribution Account, provided that the minimum withdrawal amount shall be the lesser of $500 or the entire balance of such Account available for withdrawal, with such balance determined as of the Valuation Date immediately preceding the withdrawal distribution date. To obtain a withdrawal under this subsection (b), a Participant must submit a request to the Committee or its designee in the manner and form approved by the Committee. After-Tax Contributions withdrawn under this subsection (b) shall be charged to, and withdrawn from, to the extent applicable, first, After-Tax

         Unmatched Contributions (including earnings thereon), and second, After-Tax Matched Contributions (including earnings thereon).

                  (c) Rollover Account Withdrawals. Subject to subsection (d) below, a Participant who has made rollover contributions to the Plan may withdraw all or any portion of the balance of his Rollover Account, provided that the minimum withdrawal amount shall be the lesser of $500 or the entire balance of such Account available for withdrawal, with such balance determined as of the Valuation Date immediately preceding the withdrawal distribution date. To obtain a withdrawal under this subsection (c), a Participant must submit a request to the Committee or its designee in the manner and form approved by the Committee.

                  (d) Conditions of Withdrawals. There is no limit to the number of withdrawals a Participant may make under this Section. To the extent applicable, any withdrawal under this Section by such a Participant who is a Local 777 Employee or, prior to February 18, 2002, a Local 327 Employee, shall be subject to Spousal Consent. If a Participant who is a Local 66 Employee or Local 47 Employee and who is under the age of 59 1/2 and who has less than five years of Service at the time he elects to withdraw all or a portion of his After-Tax Matched Contributions, such Participant shall be suspended from participation in the Plan from the Valuation Date preceding the distribution of the withdrawal until the date following 6 full months from the date of such withdrawal, provided the Committee or its agent has received prior to such date the Participant's election (in the form and manner prescribed in Section
         3.4 hereof) to recommence participation after such suspension period.

         7.3 Loans: Any Participant who is an Employee (including any such Participant on an Authorized Absence) may make application to borrow from his vested Accounts in the Trust Fund. Upon receipt of a loan application from Participant, the Committee may in its discretion direct the Trustee to make a loan to such Participant. Such loans shall be granted in a uniform and non-discriminatory manner pursuant to the terms and conditions of a written loan procedure that shall be established by the Committee and subject to amendment from time to time and at any time by the Committee, with such written procedure hereby incorporated by reference as a part of the Plan. The amount of the loan, when added to the amount of any outstanding loan or loans to the Participant from any other plan of the Employer or an Affiliate which is qualified under Code Section 401(a), shall not exceed the lesser of (a) $50,000, reduced by the excess, if any, of the highest outstanding balance of loans from all such plans during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made or (b) 50% of the present value of the Participant's vested Account balances under the Plan. The foregoing notwithstanding, to the extent applicable for Local 777 Employees and, prior to February 18, 2002, Local 327 Employees, a loan under this Section shall be subject to Spousal Consent.

                                  ARTICLE VIII

                              INVESTMENT DIRECTIONS

         8.1 Investment of Trust Fund: Except as provided in Article VII with respect to Plan loans and as otherwise provided below, the Trustee shall divide the Trust Fund into the Reliant Resources Common Stock Fund, CenterPoint Common Stock Fund, and such other Investment Funds as may be selected from time to time by the Committee, in accordance with the directions of the Participant and following such rules and procedures prescribed by the Committee. Notwithstanding any provision in this Section 8.1 to the contrary, a Participant (a) who is a Benefit Program III Participant may not direct the investment of the amounts in his Employer Matching Account or (b) who is a Benefit Program I Participant may not direct the investment of amounts in his Profit Sharing Account that were contributed in the form of Company Stock, into any Investment Fund other than the Reliant Resources Common Stock Fund until such Participant attains age 55 or older. Moreover, notwithstanding any provision in this Section 8.1 to the contrary, no Contributions, forfeitures or balances in Rollover Accounts shall be invested in the CenterPoint Common Stock Fund.

                  The Committee from time to time may revise the number and type of Investment Funds. Subject to such rules and procedures adopted by the Committee, each Participant shall have the right to direct the Committee or any agent appointed by the Committee to administer the investment of the Trust Fund to instruct the Trustee to invest his (a) Pre-Tax Contributions, (b) After-Tax Contributions, (c) Employer Matching Contributions, other than such contributions made in Company Stock unless he is age 55 or older, (d) Profit Sharing Contributions paid in cash and, if age 55 or older, paid in Company Stock, and (e) Rollover Account, and the earnings and accretions thereon, in any whole percentages totaling 100% among the Investment Funds (other than the CenterPoint Common Stock Fund).

                  With no restrictions on frequency, each Participant may, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee and subject to any restrictions or conditions that may be established by the Committee, direct (1) the investment of his future (i) After-Tax Contributions, (ii) Pre-Tax Contributions, (iii) Employer Matching Contributions, other than such contributions made by the Employer in Company Stock, and (iv) Profit Sharing Contributions paid in cash, and (2) the transfer of the current values in his (i) After-Tax Contribution Account, (ii) Pre-Tax Contribution Account, (iii) Employer Matching Account that were contributed in cash or, if age 55 or older, contributed in Company Stock, (iv) Profit Sharing Account that were contributed in cash or, if age 55 or older, contributed in Company Stock and/or (v) Rollover Account among the various Investment Funds (other than the CenterPoint Common Stock Fund) in any whole percentages totaling 100%. Any such change in Investment Funds shall be effective as soon as reasonably practicable following receipt of the change of Investment Funds, but in no event shall such change be effective earlier than the close of business on the Valuation Date on which such change is received. If a Participant fails to make a proper designation, then his Account shall be invested as soon as administratively feasible in the Investment Fund or Funds specified by the Committee from time to time in a uniform and nondiscriminatory manner.

                  To the extent applicable, with no restrictions on frequency, by electronic, telephonic, written or other such manner as may be prescribed from time to time by the Committee and subject to any restrictions or conditions that may be established by the Committee, direct that any portion of his Account invested in the CenterPoint Common Stock Fund be transferred among the other available Investment Funds. Any such transfer shall be irrevocable and the transferred amounts may not at any time be subsequently reinvested in the CenterPoint Common Stock Fund.

                  Except as otherwise expressly provided herein, interest, dividends and other income and all profits and gains produced by each Investment Fund shall be paid in such Investment Fund, and such interest, dividends and other income, and profits or gains without distinction between principal and income, shall be invested and reinvested, but only in property of the class hereinabove specified for the particular Investment Fund. The foregoing notwithstanding, any interest, dividends or other income produced, or profits or gains realized, by the CenterPoint Common Stock Fund shall be paid to and invested in the other Investment Funds in accordance with a Participant's investment fund direction in effect as of such payment date. All purchases of Company Stock shall be made at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock. Pending such investment or application of cash, the Trustee may retain cash uninvested without liability for interest if it is prudent to do so, or may invest all or any part thereof in Treasury Bills, commercial paper or like holdings.

         8.2 Voting of Company Stock and CenterPoint Common Stock; Exercise of Other Rights:

                  (a) Voting rights with respect to shares of Company Stock in the Reliant Resources Common Stock Fund and CenterPoint Common Stock in the CenterPoint Common Stock Fund allocated to the Accounts of Participants shall be voted by the Trustee in such manner as may be directed by the respective Participants, with fractional shares being voted on a combined basis to the extent possible to reflect the direction of the voting Participants. The Trustee shall vote shares of Company Stock and CenterPoint Common Stock, as applicable, for which they have not received direction in the same proportion as directed shares are voted, giving effect to all affirmative directions by Participants, including directions to vote for or against, to abstain or to withhold the vote, and the Trustee shall have no discretion in such matter unless the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.

                  (b) In the event that there is a tender offer or exchange offer for outstanding shares of Company Stock or CenterPoint Common Stock, rights with respect to the tender offer or exchange offer shall be as with respect to voting rights described in Section 8.2(a) above. If the Trustee shall not receive timely instruction from a Participant as to the manner in which to respond to such a tender offer, the Trustee shall not tender or exchange any shares of Company Stock with respect to which such Participant has the right to direction, and the

         Trustee shall have no discretion in such matter unless the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA. With respect to fractional shares of Company Stock or CenterPoint Common Stock allocated to the Accounts, voting rights and rights to tender or exchange in connection with a tender offer or exchange offer for the shares of Company Stock or CenterPoint Common Stock, as applicable, shall be exercised by the Trustee in the same proportion as they vote, tender or exchange shares of Company Stock or CenterPoint Common Stock with respect to shares allocated to the Accounts, and the Trustee shall have no discretion in such matter unless the Trustee determines that to do so would be inconsistent with the provisions of Title I of ERISA.

                  (c) Solicitation of exercise of Participants' voting rights by management of the Company and others under a proxy or consent provision applicable to all holders of Company Stock shall be permitted. Solicitation of exercise of Participant tender or exchange offer rights by management of the Company and others shall be permitted. The Trustee shall notify Participants of each occasion for the exercise of voting rights or rights with respect to a tender offer or exchange offer within a reasonable time before such rights are to be exercised. Such notification shall include all information distributed to shareholders by the Company regarding the exercise of such rights. Copies of Company written communications to Participants relating to each opportunity for Participant exercise of rights under this Section 8.2 shall be promptly furnished to the Trustee. The instructions received by the Trustee from Participants shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Committee or officers or employees of the Company or its Affiliates.

                                   ARTICLE IX

                         TRUST AGREEMENT AND TRUST FUND

         9.1 Trust Agreement: As part of the Plan, the Company has entered into the Trust Agreement with the Trustee. The provisions of such Trust Agreement are herein incorporated by reference as fully as if set out herein, and the assets held under said Trust Agreement on behalf of this Plan shall constitute the Trust Fund.

         9.2 Benefits Paid Solely From Trust Fund: All of the benefits provided to be paid under Article VI hereof shall be paid by the Trustee out of the Trust Fund to be administered under such Trust Agreement. Neither the Employer nor the Trustee shall be responsible or liable in any manner for payment of any such benefits, and all Participants hereunder shall look solely to such Trust Fund and to the adequacy thereof for the payment of any such benefits of any nature or kind which may at any time be payable hereunder.

         9.3 Committee Directions to Trustee: The Trustee shall make only such payments out of the Trust Fund as may be directed by the Committee. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to any payments out of the Trust Fund and shall have discharged its obligation in that respect when it shall have sent checks or other papers by ordinary mail to such persons and addresses as may be certified to it by the Committee.

         9.4 Trustee's Reliance on Committee Instructions: In any case where the Trustee shall be required hereunder to act upon instructions to be received from the Committee, the Trustee shall be protected in relying on any such instructions which shall be in writing and signed by any member of, or Secretary of, the Committee, and the Trustee shall be protected in relying upon the authority to act of any person certified to it by the Company as a member of, or Secretary of, the Committee until a successor to any such person shall be certified to the Trustee by the Company.

         9.5 Authority of Trustee in Absence of Instructions From the Committee:
If at any time the Committee shall be incapable for any reason of giving any directions, instructions or authorizations to the Trustee as are herein provided for and as may be required incidental to the administration of this Plan, the Trustee may act and shall be completely protected and without liability in so acting without such directions, instructions and authorizations as it in its sole discretion deems appropriate and advisable under the circumstances for the carrying out of the provisions of this Plan. In the event of termination of this Plan for any reason, the Committee shall be authorized to give all such instructions to the Trustee, and the Trustee shall be protected in relying on all such instructions, as may be necessary to make payment to any persons then interested in the Trust Fund of all such amounts as are specified herein to be paid under Section 10.5 hereof upon the termination of this Plan and the Trust Agreement.

         9.6 Compliance with Exchange Act Rule 10(b)(18): At any time that the Trustee makes open market purchases of Company Stock, the Trustee will either
(a) be an "agent
independent of the issuer" as that term is defined in Rule 10(b)(18) promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or (b) make such open market purchases in accordance with the provisions, and subject to the restrictions, of Rule 10(b)(18) of the Exchange Act.

                                   ARTICLE X

                               ADOPTING EMPLOYERS,
                    AMENDMENT AND TERMINATION OF THE PLAN AND
                DISCONTINUANCE OF CONTRIBUTIONS TO THE TRUST FUND

         10.1 Designation of Employers: The Board by may designate by written instrument any entity or organization eligible by law to participate in the Plan and the Trust as an Employer. Such written instrument shall specify the effective date of such designated participation and the classification of its Employees who shall be eligible to participate in the Plan, may incorporate specific provisions relating to the operation of the Plan that apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan. Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

                  For purposes of the Code and ERISA, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries. The provisions of the Plan shall apply separately and equally to each Employer and its Employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company, the Board of Directors of the Company or the Committee, as applicable, alone.

                  The Board may, in its discretion, terminate an Employer's Plan participation at any time. With the written consent of the Committee, any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart, terminate its participation in the Plan. Upon an Employer's liquidation, bankruptcy, insolvency, sale, consolidation or merger to or with another organization that is not an Employer hereunder, in which such Employer is not the surviving company, all obligations of that Employer hereunder and under the Trust Agreement shall terminate automatically, and the Trust Fund assets attributable to the Employees of such Employer shall be held or distributed as herein provided unless, with the approval of the Board or the Committee, the successor to that Employer assumes the duties and responsibilities of such Employer, by adopting this Plan and the Trust Agreement, or by establishment of a separate plan and trust to which the assets of the Trust Fund held on behalf of the Employees of such Employer shall be transferred with the consent and agreement of that Employer. Upon the consolidation or merger of two or more of the Employers under this Plan with each other, the surviving Employer or organization shall automatically succeed to all the rights and duties under the Plan and Trust Agreement of the Employers involved.

                  The above to the contrary notwithstanding, any action that may be taken by the Board pursuant to this Section may also be taken by the Committee.

         10.2 Continuous Service: The following special provisions shall apply to all Employers:

                  (a) An Employee shall be considered in continuous Service while regularly employed simultaneously or successively by one or more Employers.

                  (b) The transfer of a Participant from one Employer to another Employer shall not be deemed a termination of Service.

         10.3 Amendment of the Plan: Except as otherwise expressly provided in this Section, (a) the Company shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) at any time and from time to time to the extent that it may deem advisable and (b) the Committee shall have the right to amend or modify this Plan and the Trust Agreement (with the consent of the Trustee, if required) to modify the administrative provisions of the Plan, to change the Investment Funds offered under the Plan and for any changes required by applicable law or by the Internal Revenue Service to maintain the qualified status of the Plan and related Trust at any time and from time to time to the extent that it may deem advisable. Any such amendment or modification shall be set out in an instrument in writing duly authorized by the Board or the Committee, as the case may be, and executed by an appropriate officer of the Company or member of the Committee. Upon delivery by the Company of such an instrument amending the Plan to the Trustee, this Plan shall be deemed to have been amended or modified in such manner and to such extent and effective as of the date therein set forth, and thereupon any and all Participants, whether or not they shall have become such prior to such amendment or modification, shall be bound thereby. No such amendment or modification shall, however, increase the duties or responsibilities of the Trustee without its consent thereto in writing, or have the effect of transferring to or vesting in any Employer any interest or ownership in any properties of the Trust Fund, or of permitting the same to be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No such amendment shall decrease the Account of any Participant or shall decrease any Participant's vested interest in his Account. No amendment shall directly or indirectly reduce a Participant's non-forfeitable vested percentage in his benefits under Section 6.1 of this Plan, unless each Participant having not less than three years of Service is permitted to elect to have his non-forfeitable vested percentage in his benefits computed under the provisions of Section 6.1 without regard to the amendment. Such election shall be available during an election period, which shall begin on the date such amendment is adopted, and shall end on the latest of (i) the date 60 days after such amendment is adopted,
(ii) the date 60 days after such amendment is effective, or (iii) the date 60 days after such Participant is issued written notice of the amendment by the Committee or the Employer. Notwithstanding anything herein to the contrary, the Plan or the Trust Agreement may be amended in such manner as may be required at any time to make it conform to the requirements of the Code or of any United States statutes with respect to employees' trusts, or of any amendment thereto, or of any regulations or rulings issued pursuant thereto, and no such amendment shall be considered prejudicial to any then existing rights of any Participant or his Beneficiary under the Plan.

         10.4 Termination of the Plan: The Plan may be terminated pursuant to the provisions of, and as of any subsequent date specified in, an instrument in writing executed by the Company, and approved and authorized by the Board, and which said instrument shall be delivered to the Trustee.

         10.5 Distribution of Trust Fund on Termination: In the event of a termination of the Plan by the Company, the assets and properties of the Trust Fund shall be valued and allocated as provided in Sections 5.2 and 5.3, and each Participant shall be fully vested in all amounts attributable to his Employer Matching Account and his Profit Sharing Account, and thereafter, each such Participant shall become entitled to distributions in respect of his Accounts in the Plan in the manner as provided in Section 6.6 herein, provided that no Employer or Affiliate then establishes or maintains another defined contribution plan (other than an employee stock ownership plan within the meaning of Code
Section 4975(e)(7) or Code Section 409 or a simplified employee pension within the meaning of Code Section 408(k)).

         10.6 Effect of Discontinuance of Contributions: If the Company shall discontinue its Contributions to the Trust Fund, or suspend its Contributions to the Trust Fund under such circumstances so as to constitute a discontinuance of Contributions within the purview of the reasoning of Treasury Regulations
Section 1.401-6(c), then all amounts theretofore credited to the Accounts of the Participants shall become fully vested, and throughout any such period of discontinuance of Contributions, all other provisions of the Plan shall continue in full force and effect other than the provisions for Contributions by an Employer or Participants and the forfeiture provisions of Section 6.1.

         10.7 Merger of Plan With Another Plan: In the case of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                  (a) Each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the Board of Directors of the Employer under this Plan, and of any new or successor employer of the affected Participants, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

                  (c) Such other plan and trust are qualified under Sections 401(a) and 501(a) of the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 Terms of Employment: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with any Employee's right to terminate his employment at any time.

         11.2 Controlling Law: This Plan and the Trust shall be construed, regulated and administered under the laws of the State of Texas, subject, however, to such determinations under the Plan as may be governed by ERISA and related provisions of the Code.

         11.3 Invalidity of Particular Provisions: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

         11.4 Non-Alienability of Rights of Participants: Except as otherwise provided below and with respect to certain judgments and settlements pursuant to
Section 401(a)(13) of the Code, no interest, right or claim in or to the part of the Trust Fund attributable to the Account of any Participant, or any distribution of benefits therefrom, shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution, claim or levy of any kind, voluntary or involuntary (excluding a levy on an Account, other than the Pre-Tax Contribution Account, for taxes filed upon the Plan by the Internal Revenue Service to the extent valid and enforceable under applicable federal law), including, without limitation, any claim asserted by a spouse or former spouse of any Participant, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code. The Committee shall establish a written procedure to be used to determine the qualified status of such orders and to administer distributions under such orders. Further, to the extent provided under the qualified domestic relations order, a former spouse of a Participant shall be treated as a spouse for all purposes of the Plan. If the Committee receives a qualified domestic relations order with respect to a Participant, the amount assigned to the Participant's former spouse may be immediately distributed, to the extent permitted by law, from the vested portion of the Participant's Account.

         11.5 Payments in Satisfaction of Claims of Participants: Any distribution to any Participant or his Beneficiary or legal representative, in accordance with the provisions of the Plan, of the interest in the Trust Fund attributable to his Pre-Tax Contribution Account, Profit Sharing Account and/or After-Tax Contribution Account, and the vested portion of his Employer Matching Account, shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee, the Company and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release of the Employer as a condition precedent to any payment or distribution under the Plan.

         11.6 Payments Due Minors and Incompetents: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have power to cause the payments becoming due such person to be made to the guardian of the minor or the guardian of the estate of the incompetent, or to the County Clerk as allowed under law without the Committee or the Trustee being responsible to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

         11.7 Acceptance of Terms and Conditions of Plan by Participants: Each Participant, through execution of the application required under the terms of the Plan as a condition of participation herein, for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and the Trust Agreement and any subsequent amendments thereto and all actions of the Committee and the Trustee hereunder. In consideration of the adoption of this Plan by the Employer and the Contributions of the Employer to the Trust Fund, each Participant agrees by the execution of his application to participate herein to release and hold harmless to the extent permitted by ERISA the Employer, the Committee and the Trustee from any liability for any act whatsoever, past, present or future, performed in good faith in such respective capacities pursuant to the provisions of this Plan or the Trust Agreement.

         11.8 Impossibility of Diversion of Trust Fund: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for or diverted to purposes other than for the exclusive benefit of the Participants or their Beneficiaries or for the payment of expenses of the Plan. No part of the Trust Fund shall ever revert to the Employer.


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

                  IN WITNESS WHEREOF, RELIANT RESOURCES, INC. has executed these presents as evidenced by the signatures affixed hereto of its officers hereunto duly authorized, in a number of copies, all of which shall constitute but one and the same instrument, which instrument may be sufficiently evidenced by any such executed copy hereof, this 7th day of December, 2001, effective as of January 1, 2002.


                                       RELIANT RESOURCES, INC.



                                       By:     /s/ PHILIP J. BAZELIDES
                                           -----------------------------------
                                           Philip J. Bazelides
                                           Senior Vice President-Human Resources


                                      -71-